As Filed with the Securities and Exchange Commission on June 22, 2001

                                                    Registration No. 333-_______


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------
                        ADVANCED OPTICS ELECTRONICS INC.
             (Exact Name of Registrant as Specified in its Charter)


             Nevada                   3827                      88-0365136
(State or other jurisdiction    (Primary Standard            (I.R.S. Employer
      of incorporation              Industrial            Identification Number)
     or organization)         Classification Number)

                           8301 Washington NE, Suite 5
                              Albuquerque, NM 87113
                                 (505) 797-7878
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                                   ----------
                                 John J. Cousins
                             Vice President, Finance
                                Leslie S. Robins
                            Executive Vice President
                        Advanced Optics Electronics Inc.
                           8301 Washington NE, Suite 5
                              Albuquerque, NM 87113
                                 (505) 797-7878
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies to
                                   ----------
                               Leib Orlanski, Esq.
                               Ted Weitzman, Esq.
                           Kirkpatrick & Lockhart LLP
                       10100 Santa Monica Blvd., 7th Floor
                          Los Angeles, California 90067
                            Telephone (310) 552-5000
                            Facsimile (310) 552-5001
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                                   ----------


                         CALCULATION OF REGISTRATION FEE
===================================== ================ ========================== ===================== ==============
                                                           Proposed Maximum         Proposed Maximum      Amount of
 Title of Each Class of Securities     Amount to be    Offering Price per Share    Aggregate Offering   Registration
          to be Registered              Registered               (1)                    Price (1)            Fee
------------------------------------- ---------------- -------------------------- --------------------- --------------
  Common Stock, $.001 par value       10,167,014 (2)           $0.12                  $1,220,042             $305
------------------------------------- ---------------- -------------------------- --------------------- --------------
  Common Stock, $.001 par value        7,211,542 (3)           $0.12                   $ 865,385             $217
------------------------------------- ---------------- -------------------------- --------------------- --------------
  Common Stock, $.001 par value          571,000 (4)           $0.12                     $68,520              $18
------------------------------------- ---------------- -------------------------- --------------------- --------------
  Total Registration Fee                                                              $2,153,947             $540
===================================== ================ ========================== ===================== ==============

(1) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(2) Represents shares that have been or may be acquired by the selling stockholders upon conversion of convertible notes that have been issued, assuming a conversion price equal to the lesser of 110% of the closing bid price of the common stock as reported on the OTC Bulletin Board on March 8, 2000, which is $1.617 per share, or 77.5% of the average of the five lowest closing bid prices of the common stock as reported on the OTC Bulletin Board for the twenty trading days immediately preceding the conversion date, which is $0.07285 per share assuming the conversion date is June 21, 2001.

(3) Represents shares that have been or may be acquired by the selling stockholders upon conversion of convertible notes that have been issued, assuming a conversion price equal to the lesser of 75% of the average of the three lowest closing bid prices of the common stock as reported on the OTC Bulletin Board for the thirty trading days immediately preceding the issue date of the notes, which is $0.22375 per share, or 80% of the average of the three lowest closing bid prices of the common stock as reported on the OTC Bulletin Board for the ninety trading days immediately preceding the conversion date, which is $0.06933 per share assuming the conversion date is June 21, 2001.


(4) Represents shares which may be issued upon exercise of warrants issued to the selling stockholders.
                                   ----------
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

--------------------------------------------------------------------------------
     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

PROSPECTUS



                    Subject to Completion Dated June 22, 2001


                                17,449,555 Shares


                        Advanced Optics Electronis, Inc.

                                  COMMON STOCK


     This prospectus relates to 17,449,555 shares of common stock of Advanced Optics Electronics, Inc. that may be sold from time to time by the selling stockholders named in this prospectus. We will not receive any proceeds from the sales by the selling stockholders.


                               -------------------

     Our common stock is traded on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol "ADOT."

                              -------------------

     Investing in our common stock involves risks. See "Risk Factors" beginning on page 4.

                              --------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------





               The date of this prospectus is ______________, 2001

                               INSIDE FRONT COVER

                                Table of Contents


Prospectus Summary.............................................................2
Risk Factors...................................................................4
Special Note Regarding Forward-Looking Statements..............................7
Use of Proceeds................................................................8
Dividend Policy................................................................8
Capitalization.................................................................9
Selected Financial Data.......................................................10
Management's Discussion and Analysis of Financial Condition
     and Results of Operations................................................11
Business......................................................................15
Management....................................................................21
Section 16(a) Beneficial Ownership Reporting Compliance.......................26
Certain Transactions..........................................................27
Principal Stockholders........................................................28
Description of Capital Stock..................................................29
Shares Eligible for Future Sale...............................................33
The Selling Stockholders......................................................34
Plan of Distribution..........................................................35
Legal Matters.................................................................37
Experts.......................................................................37
Change in Independent Auditors................................................37
Additional Information........................................................37
Index to Financial Statements................................................F-1


                              --------------------

     Please read this prospectus carefully. It describes our business, our products and services and our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

     You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

     Until _________, 2001 (40 days after the date of this prospectus), all dealers effecting transactions in these securities may be required to deliver a prospectus, even if they do not participate in this offering. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY


                        Advanced Optics Electronics Inc.


     We are a developmental stage technology company focused on the development, production and sales of large-scale flat panel displays. We maintain a research and development facility and manufacturing plant, and we are engaged in building large-scale flat panel displays utilizing our proprietary technology. Our flat panel displays produce an image measuring approximately three meters by eight meters, which is similar in size to traditional printed billboards, and have the comparative advantages of providing dynamic, eye-catching advertisements and rapid change of display images from a remote site. The primary initial product will be marketed to users of outdoor advertising billboards. The development of our electronic flat panel displays represents the first time that our proprietary electro-optic array technology is available for outdoor advertising billboards.

                                  The Offering



Common stock offered by selling stockholders
(including shares underlying convertible
notes and warrants)....................................    17,464,641 shares

Common stock to be outstanding after the offering .....    81,464,641 shares


Use of proceeds........................................    We will not receive
                                                           any proceeds from the
                                                           sale of the common
                                                           stock.

OTC Bulletin Board.....................................   ADOT


     The above information is based on the number of shares of common stock outstanding as of June 15, 2001 and assumes the subsequent conversion of all of our issued convertible notes and warrants outstanding as of June 15, 2001 into an aggregate of 17,449,555 shares of common stock upon the completion of this offering, and excludes:


o 3,825,000 shares of common stock issuable upon exercise of outstanding employee stock options with a weighted-average exercise price of $.29 per share;


o 7,275,000 shares of common stock issuable upon exercise of outstanding warrants granted to our directors and officers and J.G. Capital, Inc. with a weighted-average exercise price of $.25 per share; and


o 4,175,000 shares of common stock reserved for future awards under our stock option plan.

                             Additional Information

     Unless otherwise indicated, this prospectus assumes that all convertible notes have been automatically converted into shares of common stock.

     In this prospectus, the terms "Advanced Optics," "we," "us," and "our" refer to Advanced Optics Electronics Inc., a Nevada corporation, and, unless the context otherwise requires, "common stock" refers to the common stock, par value $0.001 per share, of Advanced Optics Electronics Inc.

                              --------------------

     We were incorporated in Nevada as Advanced Optics Electronics Inc. in May 1996. Our executive offices are located at 8301 Washington NE, Suite 5, Albuquerque, New Mexico 87113. Our website address is www.adotsite.org and our telephone number is (505) 797-7878. The information on our website is not incorporated by reference into this prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                             Summary Financial Data
                 (in thousands, except share and per share data)


     The following table sets forth summary financial data for Advanced Optics. The information should be read in conjunction with the financial statements and the notes to those financial statements appearing elsewhere in this prospectus.


                                                              Year Ended                Three Months Ended
                                                              December 31,                   March 31,
                                                      --------------------------    --------------------------
                                                          1999           2000           2000           2001
                                                      -----------    -----------    -----------    -----------
Statement of Operations Data:
Revenues ..........................................   $      --      $      --      $       --     $      --
Operating expenses ................................         2,192          3,072          1,341            392
Estimated loss on contract ........................           158            384             78            125
Loss from operations ..............................        (2,350)        (3,456)        (1,418)          (517)
Other income (expenses), net ......................          (313)          (387)           (83)            11
Net loss before cumulative effect of change in
accounting principle ..............................        (2,663)        (3,843)        (1,501)          (506)
Cumulative effect of change in accounting principle           (63)          --             --             --
Net loss ..........................................        (2,726)        (3,843)        (1,501)          (506)
Net income (loss) per share (1) ...................   $     (.072)   $     (.066)   $     (.031)   $     (.008)
Weighted average common shares outstanding (1) ....    37,809,084     58,029,724     48,153,762     62,665,675

----------
(1) See note 1 of the notes to financial statements for a description of the computation of net income (loss) per share and the number of shares used in the per share calculation.

                                                           As of March 31, 2001
Balance Sheet Data                                         --------------------
Cash and cash equivalents...............................           $225
Working capital.........................................            596
Total current assets....................................          1,522
Total assets............................................          2,392
Total current liabilities...............................            925
Convertible debentures..................................          1,291
Long-term obligations, excluding current portion........             38
Total stockholders' equity..............................            138


--------------------------------------------------------------------------------

                                  Risk Factors

     This offering and any investment in our common stock involve a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

RISKS RELATED TO OUR FINANCIAL RESULTS

Because we have a limited operating history, it is difficult to evaluate an investment in our common stock.

     We were organized in May 1996 and we entered into our first agreement in October 1998 to produce and install two of our flat panel displays. It is difficult to evaluate our future prospects and an investment in our common stock because we have a limited operating history and the market for our products is rapidly evolving. Our prospects are uncertain and must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early stage of development.


     Our future performance will depend upon a number of factors, including our ability to expand our customer base, develop and enhance products in response to customer demand and competitive market conditions, expand our manufacturing, research and development and sales and marketing capabilities, maintain adequate control of our expenses, and attract, retain and motivate qualified personnel. The transition from a technology development stage company to a company in the initial stages of market development and product commercialization will continue to place a significant strain on our limited personnel, financial and other resources. Although we have begun to prepare for larger scale operations, we may not be able to successfully complete these efforts and operate on a substantially larger scale.


We expect our losses and negative cash flow to continue.


     We have incurred losses and experienced negative operating cash flow since our formation. For the three months ended March 31, 2001, we had operating losses of approximately $517,000, net losses of approximately $506,000 and negative cash flow from operating activities of approximately $288,000. For the year ended December 31, 2000, we had operating losses of approximately $3,456,000, net losses of approximately $3,200,000 and negative cash flow from operating activities of approximately $1,265,000. We expect to incur substantial operating and net losses and negative operating cash flow for the foreseeable future, and we cannot assure you that we will ever achieve profitability or generate positive cash flow.


     We expect our operating expenses will increase, particularly in areas of operations, sales and marketing, as we develop and expand our business. As a result, we will need to increase our revenue to become profitable, and if our revenues do not grow as expected, or increases in our expenses appreciably exceed our expectations, we may never achieve profitability or positive cash flow. If we do achieve profitability and/or positive cash flow, we cannot assure you that we will be able to sustain it or improve upon it on a quarterly or annual basis for future periods.

RISKS RELATED TO OUR INVESTMENT IN BIO MODA

We have made a significant investment in another development stage company and any harm to this company's business, financial condition or results of operations may impair the success of our business.


     We have an ownership interest of approximately 16% in Bio Moda, Inc., a development stage company specializing in cancer diagnostic imaging and therapy for different types of cancer including a diagnostic process for detecting the onset of lung cancer several years prior to the actual appearance of the invasive carcinoma. Bio Moda had no revenue and net losses of approximately $220,000 for the year ended December 31, 2000 and an accumulated deficit of approximately $90,000 as of December 31,

2000. Bio Moda is subject to risks similar to us as a development stage company, including risks associated with an accumulated deficit, limited capital and significant capital requirements, dependence on limited potential products, government regulation, competition, obtaining patents and licenses, intellectual property and product liability claims, and dependence on key personnel. If any of these risks occur, Bio Moda's business, financial condition or results of operations may be harmed, which could impair the future success of our business. See note 3 of the notes to the financial statements for a more detailed description of our investment in Bio Moda.


RISKS RELATED TO OUR BUSINESS

Our technology and product development is in its early stages and the outcome of our development efforts is uncertain.


     Our electro-optic array technology is an emerging technology that will require significant additional development, engineering, testing and investment prior to commercialization, which will require us to spend capital in excess of our current capital. With any new technology, there is a risk that the market may not appreciate the benefits or recognize the potential application of the technology even if it is technically feasible. Our financial condition and prospects are dependent upon market acceptance and sales of our flat panel displays and other outdoor electronic billboards using our technology. Additional research and development needs to be conducted on these products before marketing and sales efforts can be fully commenced. Market acceptance of our products will be dependent upon the perception within the outdoor advertising, electronics and instrumentation industries of the quality, reliability, performance, efficiency, breadth of application and cost-effectiveness of our products as compared to competitive products. We may not be able to gain commercial market acceptance for our products or develop other products for commercial use.


Our technology and product revenues have been limited and future revenue is uncertain.

     We currently have recognized revenue for partial completion of a contract entered into to produce two flat panel displays utilizing our electro-optic array technology. This is the first commercial contract application of this technology. Our success will depend on our ability to complete this contract and commercialize our technology on a larger scale. We may not be able to product our products in significant quantities at prices that are competitive with other similar products, and we may not be able to obtain additional commercial contracts applying our technology to outdoor electronic billboards or receive additional product revenues from our technology.


Our success depends in large part on our ability to recruit and retain qualified personnel.

     As a technology company, our success is in large part dependent on our ability to recruit and retain qualified personnel as we expand. We face intense competition for qualified personnel, particularly in software development, network engineering and product management. If we fail to recruit and retain required technical personnel, we will face substantial delays in developing our products which would affect our revenues and may cause the price of our common stock to decline.

We are required to pay two of our investors a monetary penalty correlated to delays in the effective registration of the shares of our common stock being offered by selling stockholders in this offering.


     We have been advised by Triton Private Equities Fund, L.P. and by RFL Asset Management, LLC that because we have not been able to procure an effective registration with the Securities and Exchange Commission of the shares of our common stock into which $740,667 of 7 1/2% convertible notes are convertible, pursuant to securities purchase agreements dated as of November 7, 2000 that are included as exhibits to the registration statement of which this prospectus forms a part, we are required to pay to Triton Private Equities Fund, L.P. and by RFL Asset Management, LLC a monetary penalty in the aggregate amount of $14,813 for each thirty day period beyond March 7, 2001 that we fail to procure such registration of the shares of our common stock with the Securities and Exchange Commission.

We will need additional funds to operate our business that we may not be able to obtain.

     Our efforts to achieve commercialization of our flat panel displays and other proposed products will require us to spend capital in excess of our current capital for research and development, product testing, product sales and marketing, and administrative overhead in the expansion and development of our business and operations. Until we are able to generate positive cash flow and become profitable, we plan to maintain operations primarily by raising funds through revenues generated from the limited installation of our flat panel displays and through additional debt and equity offerings.

     We have the existing resources, including commitments from third parties, to allow us to survive only for a period of approximately two years from the date of this registration statement at our current spending levels. Our flat panel displays are expected to be available September 2001. Some of our other proposed products may not be available for commercial sale or routine use for a period of up to two years. However, our goal of achieving profitable commercialization of our products is based on current development plans, current operating plans, the current regulatory environment, historical experience in the development of electronic products and general economic conditions. If unforeseen developments occur with regard to our plans, sales and leasing of our products could be unexpectedly delayed, which would adversely affect the timing and receipt of revenues from sales and leasing of our products. If our revenues do not increase as rapidly as anticipated, or if product development, testing and marketing require more capital than anticipated, we may be required to eliminate, or reduce substantially, related expenditures and/or seek additional funds through debt and equity offerings.

     Either because of a downturn in general economic conditions and financial markets or specifically with respect to our business, prospects, financial condition and results of operations, our ability to secure additional debt or equity financing in the future could be adversely affected. We may be unable to obtain any future equity or debt financing on acceptable terms or at all to allow us to continue with our plans. In the alternative, we may have to obtain funds in the future through arrangements with other entities that could require us to relinquish rights to our flat panel display products or related technologies, or we may have to take other actions that could adversely affect our ability to achieve profitable commercialization of our products.


Competition within the electronic billboard industry is intense and poses an ongoing threat to the success of our business.

     The electronic billboard industry is highly competitive and is characterized by rapid technological change. We compete with numerous companies that have better name recognition and greater financial, technical, marketing and research capabilities than us, such as Toshiba, Sharp, Hitachi and Mitsubishi, and other lesser known companies, including Daktronics, Inc., SI Diamond Technology, Inc. and Universal Display Corporation. If we cannot successfully differentiate our products from our competitors' products, adapt to evolving markets and technologies and develop new products, our competitors' products, processes or technologies may render our products obsolete or less competitive.


RISKS RELATED TO THIS OFFERING


We cannot assure you of an established public trading market.

     Although our common stock trades on the OTC Bulletin Board maintained by the National Association of Securities Dealers, a regular trading market for the securities may not be sustained in the future. The National Association of Securities Dealers has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market which provides significantly less liquidity than the NASDAQ Stock Market. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price.

     In the event that our common stock is not included on the OTC Bulletin Board and does not qualify for the NASDAQ Stock Market, quotes for the securities may be included in the "pink sheets" for the over-the-counter market, which provides even less liquidity than the OTC Bulletin Board.

We have never paid dividends.

     We have never paid cash dividends on our equity securities and do not intend to pay cash dividends in the foreseeable future. To the extent we have earnings in the future, we intend to reinvest such earnings in our business operations.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                                 USE OF PROCEEDS


     We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. If the 571,000 warrants are exercised, we will receive estimated proceeds of $285,799 which will be used to offset the approximately $160,000 of legal, accounting, printing and other expenses of this offering.


             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     Our common stock began trading on the OTC Bulletin Board under the symbol "ADOT" during the first quarter of 1997. The following table sets forth the range of reported high and low bid per share prices for the common stock since it began trading for the periods indicated. The quotations reflect inter-dealer prices, with retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

    Fiscal 1997:                               High                         Low
    ------------                               ----                         ---
             1st Quarter                      $2.50                        $0.25
             2nd Quarter                       0.81                         0.19
             3rd Quarter                       1.63                         0.29
             4th Quarter                       0.88                         0.19
    Fiscal 1998:
    ------------
             1st Quarter                       0.57                         0.15
             2nd Quarter                       0.30                         0.18
             3rd Quarter                       0.23                         0.11
             4th Quarter                       0.12                         0.04
    Fiscal 1999:
    ------------
             1st Quarter                       0.16                         0.05
             2nd Quarter                       0.12                         0.06
             3rd Quarter                       0.49                         0.08
             4th Quarter                       0.87                         0.25
    Fiscal 2000:
    ------------
             1st Quarter                       1.53                         0.69
             2nd Quarter                       1.09                         0.61
             3rd Quarter                       0.57                         0.29
             4th Quarter                       0.42                         0.21
    Fiscal 2001:
    ------------
             1st Quarter                       0.26                         0.11


     As of the date of this prospectus, we have approximately 240 holders of record and in excess of 13,100 beneficial owners of our common stock.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant.

                                 CAPITALIZATION


     The following table sets forth our capitalization as of March 31, 2001, on an actual basis including the sale and issuance of $500,000 of convertible notes pursuant to a convertible note purchase agreement dated September 15, 2000 and the sale and issuance of $740,667 of convertible notes pursuant to securities purchase agreements dated November 7, 2000. You should read this table with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes.

                                                                   As of March 31, 2001
                                                              ------------------------------
                                                              (in thousands,except share and
                                                                     per share data)
Short-term debt ......................................................  $    36
Long-term debt, less current portion .................................       38
Convertible debentures ...............................................    1,291
Stockholders' equity (deficit):
Preferred Series A, 7.5% cumulative, convertible into
    common stock at a rate determined by dividing the purchase price of the preferred shares by the conversion price of
    the common stock; $.001 par value; authorized 10,000,000
    shares; no shares issued our outstanding .........................     --
    Common Stock, $0.001 par value; 150,000,000 shares authorized;
        63,403,175 shares issued and 61,863,075 shares outstanding (1)       63
Additional paid-in capital ...........................................    8,315
Deficit accumulated during the development stage .....................   (7,989)
Treasury stock .......................................................      (58)
Notes receivable from officer for exercise of stock options ..........     (193)
                                                                        -------
    Total stockholders' equity .......................................      138
                                                                        -------
    Total capitalization .............................................  $ 2,392
                                                                        =======


----------
(1) Excludes shares issuable pursuant to outstanding stock options and warrants granted to employees including officers and non-employee directors to purchase an aggregate of 11,100,000 shares of common stock at a weighted average exercise price of $.26 per share.

                             SELECTED FINANCIAL DATA


     You should read the selected financial data set forth below with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus. The statement of operations data set forth below for the year ended December 31, 1999 and 2000 and the balance sheet data as of December 31, 2000 have been derived from our audited financial statements included elsewhere in this prospectus. The statement of operations data set forth below for the three months ended March 31, 2000 and 2001, and the balance sheet data as of March 31, 2001, have been derived from our unaudited financial statements included elsewhere in this prospectus, and in our opinion, include all necessary adjustments, consisting only of normal recurring adjustments, to present fairly the unaudited results when read in conjunction with the audited financial statements and the related notes appearing elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period. See note 1 of the notes to financial statements for a description of the computation of net income (loss) per share and the number of shares used in the per share calculation.

                                                                Year Ended
                                                                December 31,          Three Months Ended March 31,
                                                      ----------------------------    ----------------------------
                                                           1999            2000            2000            2001
                                                      ------------    ------------    ------------    ------------
                                                            (in thousands, except share and per share data)

Revenues ..........................................   $        310    $        202    $       --      $       --
Operating expenses:
   General and administrative .....................          1,953           2,340           1,207             314
   Research and development .......................            239             732             134              78
      Total operating expenses ....................          2,192           3,072           1,341             392
Estimated loss on contract ........................            158             384             748             125
                                                      ------------    ------------    ------------    ------------
Loss from operations ..............................         (2,350)         (3,456)         (1,418)           (517)
Other income (expenses), net ......................           (313)           (387)            (83)             11
Net loss before cumulative effect of change in
accounting principle ..............................         (2,663)         (3,843)         (1,501)           (506)
Cumulative effect of change in accounting principle            (63)           --              --              --
                                                      ------------    ------------    ------------    ------------
Net loss ..........................................   $     (2,726)   $     (3,843)   $     (1,501)   $       (506)
                                                      ============    ============    ============    ============
Net loss per share ................................   $      (.072)   $      (.066)   $      (.031)   $      (.008)
Weighted average common shares outstanding ........     37,809,084      58,029,724      48,153,762      62,665,675
                                                      ============    ============    ============    ============

                                                          As of                    As of
Balance Sheet Data:                                  December 31, 2000          March 31, 2001
                                                     -----------------          --------------
                                                                    (in thousands)
Cash and cash equivalents ......................          $  409                  $  225
Working capital ................................             831                     596
Total current assets ...........................           1,662                   1,522
Total assets ...................................           2,566                   2,392
Total current liabilities ......................             831                     925
Convertible debentures .........................           1,216                   1,291
Long-term obligations, excluding current portion              48                      38
Total stockholders' equity (deficit) ...........             471                     138

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     You should read the following discussion and analysis of our financial condition and results of operations together with "Selected Financial Data" and our consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" and elsewhere in this prospectus.

Overview

     We develop, produce and sell large-scale flat panel displays utilizing our patented technology. Since inception in May 1996, we have operated as a developmental stage technology company, and we are currently making the transition to producing and selling our product to the outdoor advertising billboard industry. Our flat panel displays have the advantages, in comparison to traditional printed billboards, of providing dynamic, eye-catching advertisements and rapid change of display images from a remote site.

Results Of Operations

     For ease of reference, we refer to the fiscal year ended December 31, 1999 as fiscal 1999 and to the fiscal year ended December 31, 2000 as fiscal 2000.

Years Ended December 31, 1999 and 2000

     Revenues


     Contract Revenue. No contract revenue has been recognized in connection with our contract to produce and install two electronic outdoor advertising billboards, which is being accounted for using the completion of contract method of accounting.


     Expenses

     Research and Development. Research and development expenses consist primarily of personnel expenses, consulting fees and depreciation of the equipment associated with the development and enhancement of our flat panel displays. We expense research and development costs as they are incurred. Research and development expenses increased 206% to $732,000 in 2000 from $239,000 in 1999. The increase in these expenses was primarily due to increases in research and development efforts, technical costs, our engineering staff and equipment. We believe that continued investment in research and development is critical to attaining our strategic objectives and, as a result, we expect these expenses to increase significantly in future periods.

     General and Administrative. General and administrative expenses consist of expenses for executive and administrative personnel, facilities, professional services, travel, general corporate activities, and the depreciation and amortization of office furniture and leasehold improvements. General and administrative costs increased 20% to $2,340,000 in 2000 from $1,953,000 in 1999 due to increases in salary expense related to increased personnel and increases in professional fees. Due to the growth of our business and continuing expansion of our staff, we expect general and administrative costs to increase in the future. The costs associated with being a publicly traded company and future strategic acquisitions will also be a contributing factor to increases in this expense.


     Other Income (Expense). Other income (expense) consists of interest income and expense, and other income and expense. Interest income increased to $19,000 in 2000 from $11,000 in 1999. The increase in interest income was due to an increase in our average net cash and cash equivalents balance. Interest expense increased to $459,000 in 2000 from $189,000 in 1999. The increase in interest expense was due primarily to non-cash charges to interest expense from the accounting calculation of the intrinsic value of the conversion feature of the convertible debenture financings that were undertaken in 2000.

Three Months Ended March 31, 2000 and 2001

     Revenues

     Contract Revenue. No contract revenue has been recognized in connection with out contract to produce and install two electronic outdoor advertising billboards, which is being accounted for using the completion of contract method of accounting.

     Expenses

     Research and Development. Research and development expenses decreased to $78,000 for the three months ended March 31, 2001 from $134,000 for the three months ended March 31, 2000, which reflects our transition from development to production and the completion of primary research and development on our initial product. We believe that continued investment in additional product development is critical to attaining our strategic objectives and, as a result, expect research and development costs to increase significantly in future periods.

     General and Administrative. General and administrative expenses decreased to $314,000 for the three months ended March 31, 2001 from $1.2 million for the three months ended March 31, 2000. The decrease in general and administrative expenses was primarily due to increased duties being handled by in-house personnel and a reduction in professional services fees and expenses.

     Other Income (Expense). Other income (expense) increased to $11,000 for the three months ended March 31, 2001 from $(83,000) for the three months ended March 31, 2000. The change in other income (expense) was primarily due to interest expense decreasing to $2,000 for the three months ended March 31, 2001 from $77,000 for the three months ended March 31, 2000 after giving effect to the charge to interest expense of the intrinsic value of the conversion feature of the convertible debt financings that were undertaken in 2000.


Fluctuations in Quarterly Operating Results

     We are unaware of any seasonal aspects that may have a material effect on our quarterly results of operations and financial condition, although there may be currently unanticipated seasonal fluctuations related to marketing and sales that we have not yet encountered. However, our operating results have fluctuated in the past, and are expected to continue to fluctuate in the future, due to a number of factors, many of which are outside our control. These factors include:

     o    demand for our products;

     o the rate at which we add new customers and the ability to retain existing customers;

     o    the availability and pricing of materials from suppliers;

     o    the prices paid for our products;

     o the amount and timing of costs relating to expansion of our operations, including expanding our product development, manufacturing and sales and marketing functions;

     o the announcement or introduction of new types of products by us or our competitors;

     o delays in revenue recognition at the end of a fiscal period as a result of shipping, logistical or other problems; and

     o general economic conditions and economic conditions specific to the outdoor electronic billboard industry.


     As a strategic response to changes in the competitive environment, we may from time to time make product, marketing or supply decisions or acquisitions that could have a material adverse effect on our quarterly results of operations and financial condition. Due to all of the foregoing factors, in some future quarter our operating results may not meet or exceed the expectations of securities analysts and investors. In such event, the trading price of our common stock would likely be adversely affected.

Liquidity And Capital Resources

     Since our inception in May 1996, we have financed our operations primarily through private offerings of equity and debt securities. Net cash used in operating activities was $1,265,000 in 2000 and $1,020,000 in 1999. The increase in net cash used in operating activities in 2000 was primarily attributable to increases in losses.

     Net cash used in investing activities was $74,000 in 2000 and $288,000 in 1999. Net cash used in investing activities in 1999 was comprised of purchases of property and equipment and investments in certificates of deposit, Bio Moda, Inc. and Wizard Technologies. The decrease in net cash used in investing activities in 2000 was primarily attributable to the sale of marketable securities and the redemption of our investment in Wizard Technologies.

     Net cash provided by financing activities was $1,557,000 in 2000 and $1,294,000 in 1999. Net cash used in financing activities in 1999 was primarily comprised of additions to notes payable and the issuance of capital stock. The increase in net cash provided by financing activities in 2000 was primarily attributable to the issuance of additional capital stock and the proceeds from the issuance of convertible securities.

     Cash and cash equivalents increased 115% to $409,000 as of December 31, 2000 from $190,000 as of December 31, 1999. This increase was primarily due to $500,000 that we received in connection with the issuance of convertible notes on September 15, 2000 and $710,000 that we received in connection with the issuance of other convertible notes on November 7, 2000. Of the proceeds from the notes issued in September 2000, $50,000 was used to pay for related commissions and legal fees. The remaining proceeds from these debt issuances are being used for research and development, prototype construction and working capital.


     As of March 31, 2001, our principal commitments consisted of obligations of approximately $148,000, which included the costs of bank notes, leased equipment and the lease of our executive offices, research and development facilities and manufacturing plant. We expect to experience quarterly net losses and negative cash flow through at least the second quarter of 2001, which is when we plan to complete the manufacturing prototype and demonstration unit for our first flat panel display. At that time, we anticipate that our sales revenue will offset our operating expenses, although there are uncertainties as to how our products will be accepted in the marketplace, which could delay or have a material adverse effect on our net sales and cash flow from operations. However, leading up to the second quarter of 2001, we plan to continue to increase our operating expenses significantly in order to increase our research and development efforts, expand our manufacturing, sales and marketing efforts, increase the size of our staff including the hiring of a marketing director and a production manager and support our growing infrastructure.

     As of March 31, 2001, we had approximately $278,000 of cash, cash equivalents and certificates of deposit. We believe that our current cash and cash equivalents, with cash flows from operations, if any, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least the next two years. However, we will need to raise at least $3 million in order to pay for the costs of producing a minimum volume of our products for sale. We have not yet secured a source for this funding requirement. We may seek to sell additional equity or convertible debt securities. However, our ability to raise capital by selling securities, and hence our liquidity, could be materially adversely affected by the recent decline in the equities market and the limited availability of venture capital financing sources. We cannot assure you that financing will be available to us in amounts or on terms acceptable to us in the future.

Recently Issued Accounting Pronouncements

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities." This statement of position requires that all start-up costs related to new operations must be expensed as incurred. In addition, all start-up costs that were capitalized in the past must be written off when this statement of position is adopted. Effective January 1, 1999, we adopted this statement of position, and the impact of this change in accounting principle was to reduce assets and increase the deficit accumulated during the development stage by $63,000 as of December 31, 1999.

                                    BUSINESS

Company Overview

     We are a developmental stage technology company with our primary focus on the development, production and sales of our large-scale flat panel displays, which utilize our patented technology. We are currently continuing our research and development of our product and the underlying technology, although we are in the process of making the transition from a developmental stage company to producing and selling our product. We plan to focus on producing and selling our large-scale flat panel displays for the outdoor advertising billboard industry, which represents the first time that our technology is available to this industry.

Company Background

     We were incorporated as a Nevada corporation on May 22, 1996. In November 1996, we acquired all the assets of PLZTech, Inc., including all of its patents and research and development activities. The transaction was accounted for as a purchase, and all assets acquired and liabilities assumed were recorded at their book values, as determined in accordance with generally accepted accounting principles. Intangible assets of PLZTech acquired in the purchase transaction were carried at historical book values. Research and development costs of PLZTech were expensed as incurred. PLZTech was incorporated in November 1992 in the state of Colorado and was engaged in the business of research and development of flat panel displays. Prior to our acquisition of the business and patents of PLZTech, we had minimal business activities and had essentially just started our own research and development activities.

Industry Background


     Our flat panel displays fit into a growing niche that is part of the broad visual communications market, which includes printing, photography, television, billboard, etc. In particular, our flat panel displays fit within the billboard sub-category of the broad visual communications market. Billboards include various niches commonly identified as painted signs, architectural signage, electric signs, programmable signs and large video displays. According to the Outdoor Advertising Association of America, outdoor advertising was a $5.2 billion industry in 2000, which was 8.3% higher than the previous year. The billboard segment of the outdoor advertising market represents 60% of total outdoor expenditures and topped $3.1 billion in 2000. We believe that the advantages of our flat panel displays for the outdoor advertising billboard industry will be significant. Our flat panel displays have the benefit in comparison to traditional printed billboards of providing dynamic, eye-catching ads and rapid change of display images from a remote site. Billboard companies could benefit by increasing revenues per sign by being able to sell the same space to different advertisers at different times during the day, with the ability to immediately access and change each sign via the remote site. Advertisers could benefit substantially because they would be able to reach their target audience with greater precision.


Strategy


     After conducting extensive research in various industries, including laptop computers, high definition televisions and outdoor advertising billboards, to determine which market would be best suited for producing and selling products utilizing our technology, we decided to concentrate our complete attention and efforts on marketing to the outdoor electronic advertising billboard industry. According to the Outdoor Advertising Association of America, advertising space was sold on approximately 400,000 billboards in 1998. Our goal is to create a line of products utilizing our technology that is scalable both in terms of size and resolution to meet a wide range of requirements related to potential customers' economics, billboard locations and intended use.


     We believe that, due to the Highway Beautification Act, the number of billboards nationwide will not increase dramatically but should remain stable in the future. We expect that advertisers will increase their focus on securing and developing prime billboard locations. The customer base for billboards is diversifying as more advertisers are attracted to this media. Our market penetration analysis is based on capturing and converting existing sites in a stable market and expanding the indoor market.

     In September 2000, we received payment of $90,000 to produce and install two large-scale flat panel displays, which is the first commercial application of our electro-optic array technology. After the completion of these two flat panel displays, we intend to target the outdoor advertising billboard industry in phases.

     The first phase will be targeting the prime billboard locations that generate monthly advertising revenues of approximately $25,000 or more per location. It is estimated that there are approximately 700 of these locations in the United States and another 1,500 outside of the United States. We estimate that we could begin supplying flat panel displays to meet the initial demand for these locations within five to seven months of installing our first two flat panel displays under our existing commitment and obtaining funding for ongoing development and commercialization. Once demand in these prime locations has been met and increased manufacturing volumes have lowered the production costs per display, we will target the remaining outdoor advertising billboard market.

     Approximately 65% of billboards were booked for 12-month periods in 1999. Long-term contracts could potentially limit our access to the desired prime location sites during our start-up period. However, we believe that the trend is to use shorter-term contracts with significant turnover of advertisers, which favors the use of our flat panel displays because of the ease and speed with which images can be changed from a remote site. Revenues will be derived from a combination of direct sales of flat panel displays, owned and operated flat panel displays, leasing, licensing, and partnerships.

     Our management team has extensive experience in finance, marketing and research related to developing and rapidly growing technology businesses serving business customers.

Products and Markets

     Our primary initial product that will be marketed to users of the outdoor advertising industry is the flat panel display. Our flat panel displays will provide an image measuring approximately three meters by eight meters, which is similar in size to existing printed billboards. We believe that the major advantages of our flat panel displays include better viewing quality, affordability, customer system integrity, and an almost immediate change of display images from a remote site. Our flat panel displays are expected to be inexpensive to produce relative to alternative electronic billboard systems, none of which we believe can be scaled up or down as effectively and efficiently as our products. We believe that our flat panel displays and underlying software system represent an innovative approach to advertising that take advantage of the recent technological convergence of billboard media, broadcast media and the Internet.

     Our principal product market consists of the outdoor advertising billboard industry, which until now has primarily relied on printed billboards for outdoor advertising. We believe that the user base for outdoor billboards is diversifying and growing as more advertisers are attracted to this medium of advertising, and this industry is experiencing rapid consolidation through mergers and acquisitions driven by the larger billboard companies. Our product and marketing strategy includes leveraging the underlying growth and excellent fundamentals of the existing outdoor advertising market. We anticipate that this strategy will also create a new segment of the outdoor advertising billboard market for our flat panel displays. We have completed a film that is being distributed as a marketing tool throughout the outdoor advertising billboard industry to potential purchasers of our flat panel displays both in the United States and internationally.

     In addition, there are other markets and applications that represent opportunities for additional sources of business, and we are beginning to explore these markets and applications, such as e-cinema, lighting sources, stadium and sports applications and systems, control and status monitoring.

Suppliers and Availability of Raw Materials

     We have identified at least six suppliers of the basic components of our systems. We anticipate this technology to develop and mature rapidly in the next year, which will create more suppliers, lower prices and greater availability. We are continually evaluating suppliers of subassemblies and components and researching alternatives. We are sensitive not only to the quality and cost of the parts and pieces supplied but also the strategic importance of multiple supplier relationships.

Manufacturing, Distribution, Installation and Maintenance of Our Products


     We have limited established commercial manufacturing facilities for the production of our flat panel displays, although we intend to establish a larger manufacturing facility for assembling our flat panel displays in preparation for larger scale operations. Our flat panel displays will be shipped directly from our manufacturing facilities to our customers, and we intend to promote, market and sell our products through direct sales channels. Our plan is to install the first 10 to 20 flat panel displays that we sell. We also plan to maintain and repair our products for a specific warranty period and offer maintenance contracts beyond the warranty period. In addition, we intend to investigate the possibility of contracting with United States and international third party service providers for on-site installation, maintenance and repair of our flat panel displays.


Customers


     Over the last ten years, there has been considerable consolidation amongst the billboard owners in the outdoor advertising billboard industry. It is estimated that the four leaders in this industry account for approximately half of the outdoor advertising billboard market and the top ten billboard owners represent 61% of this market. The 39% that constitutes the balance of the outdoor advertising billboard market is composed of smaller individual companies that nevertheless control prime high-traffic billboard locations and, as such, represent a significant component of our target market. Media companies have been acquiring billboard owners in order to offer packages of television, radio and newly acquired outdoor space to advertisers. We believe that the concentration of ownership and the convergence of media are beneficial trends for our product.

     Our potential customers are the companies that own billboards and are interested in upgrading their displays in order to attract higher revenue generating advertisers who are their customers. Other potential customers are companies that are looking at new potential outdoor advertising venues in locations such as Times Square in New York City. We do not believe that any of our potential customers own billboards or electronic displays. We intend to initiate customer contact by directly communicating with potential customers, including the four leaders of the outdoor advertising billboard industry, and providing them a marketing film that we have produced about our flat panel displays. We are developing a marketing department to initiate contact, process each transaction and coordinate with our manufacturing department through production and delivery.


Competition

     We will compete with the existing billboard techniques of hand painted or printed and pasted signs. Recently, there has been a trend toward creating the art digitally, but these images are still printed on large sheets and pasted up in the same manner as before World War I. We believe these forms of billboard presentations will only be viable in low density, low traffic areas. In comparison, our flat panel displays include high brightness, full color, superior image quality, wide viewing angle with excellent outdoor readability, relatively low cost compared with competing electronic billboard technologies, high reliability and rapid change of display images from a remote site.

     We will compete against other established forms of electronic display technology, and we believe that our products and technologies will continue to face substantial competition as the market and technologies evolve. Existing and potential competitors such as Toshiba, Sharp, Hitachi and Mitsubishi may possess substantially greater product development capabilities and financial, technical, marketing or human resources than we do. These companies manufacture electronic displays that utilize liquid crystal displays, or passive LCD technology, and cathode ray tubes, or CRT technology, which currently dominate the electronic billboard market. However, we believe that the products based on these technologies are limited and new technologies being developed, including ours, will significantly improve the performance of electronic displays in the future and displace existing products in the electronic billboard market. Many companies, including Daktronics, Inc., SI Diamond Technology, Inc. and Universal Display Corporation have, or are developing, other technologies utilizing carbon field emissions, incandescent lamps, inorganic electroluminescence, organic light emitting diodes, polymeric light emitting diodes, gas plasma and vacuum fluorescent lamps. Furthermore, although we believe our products will be superior to established advertising billboard products, we cannot assure you that business customers will prefer our technology sufficiently to be willing to pay for it at the price at which it will be offered. We recently set the sales prices of our flat panel displays measuring approximately three meters by two meters and three meters by eight meters at $395,000 and $1,490,000, respectively.

     We believe that the technologies that we have developed are superior to other existing technologies when combining the issues of brightness, image quality and cost required for electronic billboards. Other existing technologies that we compete with include:

     o Low resolution devices which have a grainy picture and do not allow certain colors to be viewed in direct sunlight and have a high initial cost;

     o    Incandescent bulbs that are high maintenance and offer poor graphics;

     o Electromechanical systems that have poor image qualities and limited colors; and

     o CRT's and passive LCD's that have a long useful life and an existing manufacturing base, but are expensive to produce.

     We believe that our flat panel displays utilizing our display technology offers numerous advantages and features in comparison to the existing products of our competitors currently available, including:

     o The brightest electronic billboard display at 35,000 nits and the widest viewing angle;

     o The smallest dot pitch for outdoor large-scale displays at eight millimeter dot pitch, providing high definition television picture quality;

     o 24-bit true color and full motion video at up to 120 frames per second;

     o Broadcast and simulcast applications including real-time live video and streaming video feeds with operation from a remote site;

     o Use of digital visual interface, or DVI, industry standard protocol for high speed data linking and digital video interfacing;

     o Satellite linkage for the ability to operate multiple flat panel displays from a single remote site;

     o Modular assembly in one meter increments for scaleable and shapeable architectures and ease of transportability for mobile operations and use; and

     o Weather resistance for outdoor applications and a continual use life of at least five years;

Intellectual Property and Other Proprietary Rights

     Advanced Optics holds the following patents and patents pending:

     o Patent #5,198,920 relating to a Transverse Pixel Formation for Spatial Light Modulator.

     o Patent pending that relates to an Electro-Optic Array. The Electro-Optic Array describes a high-density, high-resolution array that can be selectively activated by low induced voltages to alter a light beam passing through the array of valves. This proprietary technology that we developed also relates to a process for manufacturing such a high-density array using semiconductor-type processing equipment and techniques. This manufacturing process constitutes a significant improvement over prior techniques by using semiconductor processing technology to further increase pixel density and reduce activation voltage.

     o Patent pending for Light Emitting Diode Configuration for Large-Scale Displays includes a pulse width modulation scheme for light emitting diode, or LED, illumination, a data distribution scheme that allows greater ease and economy in manufacturing and assembly, and a current source circuit that allows for a design with lower power requirements.

     Our success will depend on our ability to protect our proprietary technology and other intellectual property rights. We acquired the patent relating to the transverse pixel format when we acquired all the assets of PLZTech, Inc. in November 1996. The patent pending that relates to the Electro-Optic Array was assigned to us by its inventor in February 2000, and the patent pending that relates to the LED Configuration for Large-Scale Displays was assigned to us by its inventors in February 2001. The inventors who assigned each of these patents pending to us are employees of Advanced Optics. Although we have been awarded the patent and have filed two applications for patents, the degree of protection offered by these patents or the likelihood that pending patents will be issued is uncertain. Any unauthorized use of our proprietary technology could result in costly and time-consuming litigation to enforce our proprietary rights.

     We cannot assure you that our competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investments in competing technologies, will not independently develop the same or similar technology to ours or otherwise obtain access to our proprietary technology. These competitors may already have, or may apply for and obtain, patents that will prevent, limit or interfere with our ability to make and sell our products. To protect our proprietary rights in these areas, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements providing that they will not disclose any of our confidential or proprietary information or trade secrets to any third party or use any such information or trade secrets for their own benefit or the benefit of any third party. The confidentiality agreements may not provide meaningful protection for our trade secrets or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets or other proprietary information.

Research and Development


     For the three months ended March 31, 2001 and for the years ended December 31, 2000 and 1999, we spent $78,000, $732,000 and $239,000, respectively, on research and development. These expenditures are primarily the result of costs associated with our ongoing efforts in developing our proprietary flat panel display and associated computer systems. Research and development costs will not be directly borne by customers, but our gross profits on a go-forward basis will be used to offset our deficit incurred during our development stage.


Employees


     As of June 15, 2001, we employed 12 full-time employees and one part-time employee. None of our employees are party to a collective bargaining agreement. Management believes that its relations with its employees are satisfactory. We also contract with other personnel and subcontractors for various projects on an as-needed basis.


Properties

     Our executive offices, research and development facility, and manufacturing plant are presently located in Albuquerque, New Mexico, where we lease approximately 7,500 square feet. The leases on the premises expire on February 28, 2002, and the current aggregate annual rent is approximately $50,000.

Investment in Bio Moda


     Bio Moda, Inc. is a development stage company specializing in cancer diagnostic imaging and therapy for different types of cancer including a diagnostic process for detecting the onset of lung cancer several years prior to the actual appearance of the invasive carcinoma. We made four separate investments in Bio Moda in 1998, and we currently have an ownership interest of approximately 16% in the biomedical technology company. We believe that potential reciprocal benefits and synergies exist between us and Bio Moda for the use of our proprietary technology in producing the scanning devices that will be able to detect cancer at an early stage of development. We have not entered into any agreements with Bio Moda regarding any joint venture, strategic partnership or other arrangements at this time. However, Bio Moda is subject to risks similar to us as a development stage company, and if Bio Moda's business, financial condition or results of operations is harmed, the future success of our business could be harmed due to our significant interest in the company.


     Leslie Robins, who is our executive vice president, secretary and chairman of our Board of Directors, is also a member of Bio Moda's board of directors. Harold Herman, who is a member of our Board of Directors, owns 66,000 shares of Bio Moda's common stock, which is approximately a 1% interest in the company. We are unaware of any other officers, directors or greater than 5% stockholders of ours who own an interest in Bio Moda.

Legal Proceedings

     From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of this prospectus, we are not a party to any legal proceedings.

                                   MANAGEMENT

Executive Officers, Directors and Key Employees


     The following table sets forth specific information regarding our executive officers and directors as of May 31, 2001.



Executive Officers and Directors        Age   Position(s)
--------------------------------        ---   -----------
Michael H. Pete......................    56   President and Director
Leslie S. Robins.....................    63   Chairman of the Board, Executive
                                              Vice President and Secretary
John J. Cousins......................    44   Vice President, Finance and
                                              Treasurer
Harold C. Herman.....................    75   Director
Richard A. Josephberg................    54   Director

Key Employees
-------------
Garth W. Gobeli......................    71   Chief Scientist
Michael Harmon.......................    47   Senior Digital Design Engineer
Stephen Mills........................    51   Senior Electronics Design Engineer
Gary Fuehrer.........................    32   Senior Software/Systems Architect

     Executive Officers and Directors

     Mr. Pete has been our president and a member of our Board of Directors since May 1996, and he served as our treasurer from May 1996 to July 2000. From July 1994 to May 1996, Mr. Pete served in the same capacities with our predecessor, PLZTech. From 1990 to 1994, Mr. Pete was president of SEES New Mexico Inc., working with federal research and development labs in Los Alamos and Sandia to create and implement information management systems. From 1982 to 1990, Mr. Pete was president of Phoenix Filtration Systems, and from 1979 to 1981, he was a technical management consultant in the Office of the Secretary for the United States Department of Energy. From 1977 to 1979, Mr. Pete was a project manager for the consulting firm of Booz, Allen and Hamilton, and from 1975 to 1977, he was office director of the Low Income Weatherization Federal Energy Administration in Washington, D.C. Mr. Pete has a B.A. from Williams College and attended Stanford University Graduate School of Business and Political Science.

     Mr. Robins has been our executive vice president, secretary and chairman of our Board of Directors since May 1996, and from November 1992 to May 1996, he served in the same capacities with our predecessor, PLZTech. From November 1989 to November 1992, Mr. Robins was managing partner of Coronado Group, performing analyses of small technology companies, and from May 1986 to June 1989, he was executive vice president of Triton Productions Inc. From September 1978 to October 1987, Mr. Robins was managing partner of Longview Management, serving as investment manager for individuals in the entertainment industry. Mr. Robins has a B.S. from the University of Miami and attended Harvard Business School.

     Mr. Cousins joined us in June 1999 as vice president, finance, and he has been our treasurer since July 2000. From 1996 to 1999, Mr. Cousins was president of Terra Firm. From 1992 to 1996, Mr. Cousins was vice president of Lubarsky Group Inc., and from 1991 to 1992, he was vice president of Cimmaron Business Development Corporation. Mr. Cousins has a B.A. from Boston University, an M.B.A. from the Wharton School and a certificate in electronics technology from the Lowell Institute School at the Massachusetts Institute of Technology.

     Mr. Herman has been a member of our Board of Directors since December 1998. He is a member of the State Bar in New York and California. From 1980 to the present, Mr. Herman has been general partner of numerous limited partnerships owning commercial properties, including apartment complexes, shopping centers and malls, in the northeastern area of the United States. From 1969 to

1980, Mr. Herman was a senior partner of the law firm of Herman, Mcginnis and Kass, Esqs., located in New York City, handling business and legal matters relating to real estate, corporations and securities law. Mr. Herman has a B.S. in physics and B.E.E. in electrical engineering from City College of New York, an M.S. in applied mathematics from New York University and an L.L.D. from Brooklyn Law School.

     Mr. Josephberg has been a member of our Board of Directors since April 2000. From 1986 to the present, Mr. Josephberg has been a principal in the investment and merchant banking firm of Josephberg Grosz & Co., Inc. in New York City. From 1980 to 1984, Mr. Josephberg was a member of the New York Stock Exchange. He has a B.A. in business administration from the University of Cincinnati and has completed all the coursework towards an M.B.A. from Bernard Baruch College.

     Key Employees

     Dr. Gobeli joined us in November 1998 as chief scientist. From 1995 to 1998, he was employed by Complex Light Valve and TechMed. From 1993 to 1995, Dr. Gobeli was head of research for our predecessor, PLZTech, and from 1990 to 1992, he was a senior scientist at Foresight where he was responsible for the design, fabrication and testing of optics and illumination components. From 1989 to 1991, Dr. Gobeli was a principal at Chromex, where he designed and supervised the prototype manufacturing and marketing of imaging spectrographs. From 1987 to 1988, Dr. Gobeli was a scientist at CVI Laser, Inc., where he was responsible for developing and bringing to market a double beam spectrometer. Dr. Gobeli holds several patents and has secret clearance with the United States Department of Defense. Dr. Gobeli has a B.S. in physics from Rice University, an M.S. in physics from the University of Illinois, and a Ph.D. in physics from Purdue University.

     Mr. Harmon joined us in August 1998 as a senior digital design engineer. From 1991 to 1998, he worked for the University of Texas as a computer systems development specialist building equipment and systems for experimental and research applications. He co-founded and worked for Chromex, Inc. from 1988 to 1991, where he developed digital control electronics for next generation monochromator, FF-250, which was the core engine for one of the first Rhaman scattering spectrographs ever marketed. From 1985 until 1988 he worked for CVI Laser Corp where he developed an in-house monochromator optics instrument, Digichrom 240, that was subsequently marketed as a research instrument and is still selling well. Mr. Harmon graduated from the University of Texas at Arlington with a B.S. in electrical engineering and a minor in computer science.

     Mr. Mills joined us in August 1998 as a senior electronics design engineer. From 1990 to 1998, he worked as a consulting engineer for Linear Solutions where he designed and prototyped all of the electronic circuitry incorporated in a new portable spectrophotometer. During his employment with Linear Solutions he designed low noise preamplifiers, precision current source, synchronous detector, and other signal processing circuitry. Mr. Mills graduated from the University of New Mexico with a B.S. in electrical engineering in 1987.

     Mr. Fuehrer joined us in February 2000 as a senior software developer to provide the needed skills in computer hardware, operating systems, and programming. From 1990 to 2000, he was the lead applications architect at Science and Engineering Associates, Inc. where he was the principal consultant on the design for software projects, including the development of the administrator console for Microsoft's Systems Management Server. He is currently nearing the completion of his Master's Degree in computer science at the University of New Mexico where he previously graduated with a B.A. in mathematics with a minor in physics.

     Board of Directors

     Our Board of Directors currently has four members, who are elected at each annual meeting of stockholders to serve from the time of election and qualification until the next annual meeting of stockholders or such time at which their successors are elected and qualified.

     Directors' Compensation

     Our non-employee directors are paid annual compensation of $1,500 for their services and a fee of $1,500 for each meeting attended. Our officers who are directors are not paid any directors fees. Our non-employee directors are also eligible to receive stock option grants under the 1999 Incentive Stock Option Plan, pursuant to which all such grants are being treated as non-qualified stock options because our stockholders did not approve such plan within twelve months of its being adopted by our Board of Directors. Pursuant to the 1999 Incentive Stock Option Plan, Mr. Herman received a grant of an option to purchase 150,000 shares of common stock in January 1999, which vested over a one-year period, that he exercised in full in March 2000 at an exercise price of $0.09 per share. Mr. Herman received a warrant to purchase 350,000 shares of common stock in June 1999 at an exercise price of $0.15 per share, which vested immediately. Mr. Herman received an additional warrant for 250,000 shares of common stock in August 2000 at an exercise price of $0.41 per share. Mr. Herman received a grant of an option to purchase an additional 225,000 shares of common stock in October 2000 at an exercise price of $0.34 per share, which vested immediately. Mr. Josephberg was entitled to receive, and upon his request, J.G. Capital, Inc. received 75,000 shares of common stock in April 2000 and a warrant to purchase 125,000 shares of common stock at an exercise price of $0.37 in August 2000. Mr. Josephberg is a partner with a 1% ownership interest in J.G Partners LP, which owns a 100% interest in J.G. Capital, Inc. However, Mr. Josephberg disclaims beneficial ownership of these securities issued to J.G. Capital, Inc.

     Limitations on Directors' Liabilities and Indemnification

     Our articles of incorporation provides that, except to the extent prohibited by Nevada law, our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty unless the breach related to acts or omissions involving intentional misconduct, fraud, or a knowing violation of law. Each of our directors will be liable under Nevada law for breach of the director's duty of loyalty to us for acts or omissions that are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Nevada law. This limitation of liability also does not apply to our directors' liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relieve or rescission.

     Our articles of incorporation provide that we may indemnify our directors and officers to the fullest extent permitted by Nevada law. Such right of indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our articles of incorporation shall not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our articles of incorporation, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise. We have also secured liability insurance on behalf of our directors and officers.

     At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Executive Compensation

     Summary Compensation Table

     The following table sets forth information concerning compensation earned by our chief executive officer and our other executive officers.

                                          Annual Compensation      Long Term Compensation
                                         ----------------------   -------------------------
                                                   Other Annual   Restricted     Securities
   Name and Principal                              Compensation      Stock       Underlying
       Position                 Year     Salary($)     ($)         Awards($)      Options
       --------                 ----     --------- ------------   ----------     ----------
Michael Pete ..............     2000      38,700        --               --       275,000
   President, Treasurer and     1999      36,000        --            7,350       800,000
   Director                     1998      30,000        --               --            --
Leslie S. Robins ..........     2000      82,830     8,986(1)                   4,850,000
   Chairman of the Board,       1999     109,340     7,352(1)       131,915     5,000,000
   Executive Vice President     1998      67,600     2,448(1)            --            --
   and Secretary
John J. Cousins(2) ........     2000      95,072        --               --       400,000
   Vice President Finance       1999      41,495        --            3,375       300,000

----------
(1)  Represents the amount of an automobile lease for the benefit of Mr. Robins.

(2)  Mr. Cousins was not an employee of Advanced Optics prior to 1999.

     Employment Agreements

     Mr. Cousins entered into an employment agreement with us for an initial period of employment with us for two years with a one-year renewal option. The agreement provides that Mr. Cousins will receive an annual base salary, net of federal and state taxes, of $60,000 in the first year, $75,000 in the second year, and $94,000 in the option year.

Stock Options

     1999 Incentive Stock Option Plan

     In January 1999, our Board of Directors adopted the 1999 Incentive Stock Option Plan, which provides for the grant of qualified incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, but such plan was not approved by our stockholders within twelve months. Thus, incentive stock options granted to our officers and key employees are being treated as non-qualified stock options. The 1999 Incentive Stock Option Plan is administered by our Board of Directors. The purpose of the 1999 Incentive Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects us.

     The 1999 Incentive Stock Option Plan authorizes the grant of stock options to purchase, and awards of, an aggregate of up to 10,000,000 shares of our Common Stock. The number of shares reserved for issuance under the 1999 Incentive Stock Option Plan is governed by anti-dilution provisions for stock splits, stock dividends and similar events. If a stock option granted under the 1999 Incentive Stock Option Plan expires or terminates, or a grant is forfeited, the shares subject to any unexercised portion of such stock option grant will again become available for the issuance of further stock options under such plan.

     Options granted under the 1999 Incentive Stock Option Plan will become exercisable according to the terms of the grant made by our Board of Directors. Grants will be governed by the terms and restrictions of the award made by our Board of Directors. Our Board of Directors has discretionary authority to select participants from among eligible persons and to determine at the time a stock option is granted when and in what increments shares covered by such stock option may be purchased.

     The exercise price of any stock option granted under the 1999 Incentive Stock Option Plan is payable in full (1) in cash, (2) by surrender of shares of our common stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased, (3) by such other consideration as our Board of Directors deems appropriate or (5) by any combination of the foregoing.

     Our Board of Directors may from time to time revise or amend the 1999 Incentive Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding grant without such participant's consent or may, without stockholder approval, increase the number of shares governed by the 1999 Incentive Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or grants under such plan, materially increase the benefits accruing to participants under such plan or extend the maximum option term under such plan.


     As of June 15, 2001, non-qualified stock options to purchase 5,825,000 shares have been granted at exercise prices ranging from $0.09 to $0.34 per share pursuant to the 1999 Incentive Stock Option Plan. Of these stock options, Harold Herman exercised options for 150,000 shares at an exercise price of $0.09 per share in March 2000, and Leslie Robins exercised options for 1,000,000 shares, 450,000 shares and 400,000 shares, each at an exercise price of $0.12 per share in June 2000, August 2000 and September 2000, respectively, in exchange for promissory notes for $120,000, $54,000 and $48,000, respectively, each with an annual interest rate of 10% due quarterly and the principal due in three years. None of the other options have been exercised. As of June 15, 2001, 4,175,000 shares remained available for future grants under the 1999 Incentive Stock Option Plan. Unless previously terminated by the Board of Directors, no options may be granted under the 1999 Incentive Stock Option Plan after January 3, 2009.


Option Grants

     The following table provides summary information regarding stock options and warrants granted to our chief executive officer and other executive officers during the fiscal year ended 1999. We granted options for an aggregate of 5,025,000 shares to our officers and key employees under the 1999 Incentive Stock Option Plan (not including 450,000 shares underlying options granted to non-employee directors) during the fiscal year ended December 31, 2000 at an exercise price equal to the fair market value of the common stock on the date of grant. This includes options to purchase 2,475,000 shares that were granted in exchange for the cancellation of options to purchase 2,475,000 shares with a higher per share exercise price that had been previously granted during the fiscal year ended December 31, 2000. We granted warrants for an aggregate of 3,050,000 shares (not including 375,000 shares underlying warrants granted to non-employee directors) during the fiscal year ended December 31, 2000 at an exercise price equal to the fair market value of the common stock on the date of grant.

                                                             Options Granted in 2000
                                                                Individual Grants
                          ------------------------------------------------------------------------------------
                                Number of
                              Securities           Percent of Total
                          Underlying Options     Options Granted in       Exercise Price
 Name                           Granted          Fiscal 2000 (%)(1)         ($/Share)          Expiration Date
 ----                     ------------------     ------------------       --------------       ---------------
 Michael Pete...........        150,000(2)              1.9                   0.70                  1/26/04
 Michael Pete...........        125,000(2)              1.5                   0.74                   6/6/04
 Michael Pete...........        275,000                 3.4                   0.34                 10/17/04
 Leslie Robins..........      1,000,000(2)             12.4                   0.70                  1/26/04
 Leslie Robins..........        900,000(2)             11.1                   0.74                   6/6/04
 Leslie Robins..........      2,000,000                24.8                   0.37                   8/8/05
 Leslie Robins..........        950,000                11.8                   0.34                 10/16/05
 Leslie Robins..........      1,900,000                23.5                   0.34                 10/17/04
 John Cousins...........        150,000(2)              1.9                   0.70                  1/26/04
 John Cousins...........        150,000(2)              1.9                   0.74                   6/6/04
 John Cousins...........        100,000                 1.2                   0.34                 10/16/05
 John Cousins...........        300,000                 3.7                   0.34                 10/17/04

----------

(1) The percentage is calculated based on the combined total of options and warrants granted to officers and key employees (including the options to purchase 2,475,000 shares that were granted in October 2000 and the previously granted options that these were intended to replace) during the fiscal year ended December 31, 2000.

(2) Represents options that were granted and subsequently cancelled in exchange for the grant of the same number of new options at a lower per share exercise price during the fiscal year ended December 31, 2000.

Option Exercises and Holdings

     The following table provides summary information concerning the shares of common stock represented by outstanding stock options and warrants held by our chief executive officer and other executive officers as of December 31, 2000. Except as noted, options vest periodically over the term of one year as follows:
35% vests 90 days after the grant date, 25% vests 180 days after the grant date, 20% vests 270 days after the grant date and the remaining 20% vests 360 days after the grant date. Options, which were granted in October 2000 to purchase 2,475,000 shares of common stock, and warrants vested immediately in full on the grant date.

                                                                       Year-End Option Values
                              ------------------------------------------------------------------------------------------------------
                                                                Number of Securities Underlying          Value of Unexercised
                                Shares                                Unexercised Options                In-the-Money Options
                              Acquired on        Value                 December 31, 2000                 December 31, 2000(1)
Name                          Exercise (#)    Realized ($)      Exercisable (#)  Unexercisable (#)  Exercisable($)  Unexercisable($)
----                          ------------    ------------      ---------------  -----------------  --------------  ----------------
Michael Pete ...............          --             --             1,075,000           --             66,000           --
Leslie Robins ..............     1,850,000        166,500           8,000,000           --            193,500           --
John Cousins ...............          --             --               700,000           --             18,000           --

----------
(1) The value of the unexercised "in-the-money" options and warrants is based on the fair market value of $.21 per share as of December 31, 2000 minus the exercise price, multiplied by the numbers of shares underlying the option or warrant, as the case may be.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission reports detailing their ownership of existing equity securities and changes in such ownership. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission's regulations to furnish us with copies of all filed Section 16(a) forms.


     Based solely on our review of the copies of such forms furnished to us, we believe that all officers, directors and greater than 10% stockholders complied with the filing requirements of Section 16(a), except that Mr. Pete filed two reports late with respect to ten transactions, Mr. Robins filed four reports late with respect to one hundred thirty-three transactions, Mr. Cousins filed two reports late with respect to twenty-one transactions, Mr. Josephberg filed two reports late with respect to three transactions, and a former director who resigned in November 1998 and also was a 10% stockholder is no longer available and never filed any reports.

                              CERTAIN TRANSACTIONS


     The following table lists stock options and warrants that have been granted or issued to, or exercised by, Leslie Robins, our chairman of the board, executive vice president and secretary, and a promoter of PLZTech, Inc., the company that we acquired the assets of in November 1996. No other stock options or warrants have been granted or issued to, or exercised by, our promoters or the promoters of PLZTech.

                             Transaction and      Exercise Price      Number of Shares of Common Stock Underlying
  Date of Transaction      Exercisable Security      per Share                    Exercisable Security
  -------------------      --------------------      ---------                    --------------------
          2/6/99          Grant of Option             $0.12                             2,000,000
         6/15/99          Issuance of Warrant         $0.15                             3,000,000
         1/27/00          Grant of Option             $0.70                             1,000,000(1)
          6/7/00          Grant of Option             $0.74                               900,000(1)
         6/21/00          Exercise of Option          $0.12                             1,000,000
          8/2/00          Exercise of Option          $0.12                               450,000
          8/9/00          Issuance of Warrant         $0.37                             2,000,000
          9/7/00          Exercise of Option          $0.12                               400,000
        10/17/00          Issuance of Warrant         $0.34                               950,000
        10/18/00          Grant of Option             $0.34                             1,900,000

----------
(1) Represents options that were granted and subsequently cancelled in exchange for the grant of the same number of new options at a lower per share exercise price on October 18, 2000.

     The following table lists shares of our common stock beneficially owned by our promoters or the promoters of PLZTech that were issued to them. Based solely on our review of copies of all forms filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 that were furnished to us, we are not aware of any sales of shares of our common stock that were beneficially owned by our promoters or the promoters of PLZTech. No other securities of Advanced Optics have been issued to or sold by our promoters or the promoters of PLZTech.

 Date of Transaction            Promoter           Number of Shares                 Consideration
 -------------------            --------           ----------------                 -------------
         7/16/96        Ronald Drake(1)                    2,500       Cash at $0.10 per share
         7/16/96        Ronald Drake                       2,500       One-for-one stock dividend
         11/7/96        Francisco Urrea, Jr.(2)          452,810       882,500 shares of PLZTech(5)
         11/7/96        Grupo Nueve Ltd.(3)            1,539,000       3,000,000 shares of PLZTech(5)
         11/7/96        Leslie Robins(4)               1,200,646(4)    2,340,000 shares of PLZTech(5)
          4/2/97        Leslie Robins                     29,500       Services rendered at $0.50 per share
          4/8/97        Leslie Robins                     18,000       Services rendered at $0.75 per share
         4/15/97        Leslie Robins                      9,000       Services rendered at $0.75 per share
          4/1/98        Leslie Robins                      5,000       Services rendered at $0.22 per share
         11/9/98        Leslie Robins                    300,000       Services rendered at $0.055 per share
        11/19/98        Leslie Robins                    315,000       7% promissory note at $0.092 per share(6)
          1/5/99        Leslie Robins                    440,000       Services rendered at $0.06 per share
         3/12/99        Leslie Robins                    420,000       Services rendered at $0.08 per share
         3/12/99        Leslie Robins                    700,000       Services rendered at $0.08 per share
         3/25/99        Leslie Robins                    945,000       Services rendered at $0.105 per share
          7/8/99        Leslie Robins                    490,000       Services rendered at $0.09 per share
         6/22/00        Leslie Robins                  1,000,000       10% promissory note at $0.12 per share(7)
         8/31/00        Leslie Robins                    450,000       10% promissory note at $0.12 per share(8)
          9/7/00        Leslie Robins                    400,000       10% promissory note at $0.12 per share(9)

 Date of Transaction            Promoter           Number of Shares                 Consideration
 -------------------            --------           ----------------                 -------------
      11/24/00 -        Leslie Robins                     63,500       Cash on open market at between $0.04 and
         5/15/01                                                       $0.29 per share(10)

----------
(1)  Ronald Drake was our promoter.

(2)  Francisco Urrea, Jr. was a promoter of PLZTech.

(3) Grupo Nueve Ltd. was a limited partnership of which Francisco Urrea, Jr. was the general partner, and he, his wife and seven children each held an equal ownership interest.

(4) Leslie Robins is our chairman of the board, executive vice president and secretary, and he was a promoter of PLZTech. Includes 107,751 shares of our common stock owned by Mr. Robins' wife, Marcia Robins.

(5) Each share of common stock of PLZTech was exchanged for 0.5131 shares of common stock of Advanced Optics pursuant to the stock-for-stock agreement dated as of November 6, 1996 by and among Advanced Optics and a majority of the shareholders of PLZTech.

(6) Shares of common stock of Advanced Optics were issued in exchange for a 7% promissory note in the principal amount of $29,000 that was paid with accrued interest in the aggregate amount of $31,500 by Leslie Robins on March 30, 2000.

(7) Shares of common stock of Advanced Optics were issued upon exercise of stock options in exchange for a 10% promissory note in the principal amount of $120,000 due four years from the date of issuance.

(8) Shares of common stock of Advanced Optics were issued upon exercise of stock options in exchange for a 10% promissory note in the principal amount of $54,000 due four years from the date of issuance.

(9) Shares of common stock of Advanced Optics were issued upon exercise of stock options in exchange for a 10% promissory note in the principal amount of $48,000 due four years from the date of issuance.

(10) Leslie Robins purchased 63,500 shares of our common stock in 108 separate transactions on the open market in the aggregate amount of $14,533, with stock purchase prices ranging between $0.04 and $0.29 per share for the period from 11/24/00 to 5/15/01, as reported by Mr. Robins on the reports detailing his ownership and changes in ownership of our equity securities for the noted period pursuant to Section 16(a) of the Securities Exchange Act of 1934.

     Richard Josephberg, who has served as a member of our Board of Directors since April 2000, was entitled to receive, and upon his request, J.G. Capital, Inc. received 75,000 shared of our common stock valued at $0.96 per share in April 2000 and a warrant to purchase 125,000 shares of our common stock at an exercise price of $0.37 per share in August 2000 in exchange for services to be rendered as a director. Prior to his appointment as one of our directors, J.G. Capital, Inc. received 37,500 shares of our common stock valued at $0.44 per share in October 1999 in exchange for financial consulting services rendered. Mr. Josephberg is a partner with a 1% ownership interest in J.G. Partners LP, which owns a 100% interest in J.G. Capital, Inc.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock on June 15, 2001 by (i) each of our directors, (ii) each of our executive officers, (iii) each person known to us to beneficially own more than 5% of our common stock and (iv) all of our directors and executive officers as a group. Each of such persons can be contacted at 8301 Washington NE, Suite 5, Albuquerque, New Mexico 87113.


     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock underlying options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after the effective date of this offering are deemed outstanding, while such shares are not deemed outstanding for computing percentage ownership of any other person. To our knowledge, except pursuant to applicable community property laws or as indicated in the footnotes to this table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.


     The percentage of total voting power is calculated assuming all issued convertible notes and warrants outstanding were converted into 17,449,555 shares of common stock (excluding warrants granted to our directors and officers and J.G. Capital, Inc. to purchase 7,275,000 shares of common stock) resulting in 81,464,641 shares of common stock outstanding on June 15, 2001. 81,464,641 shares of common stock will be outstanding immediately following the completion of this offering.

                                                                        Percentage of Shares
                                                                        Beneficially Owned
                                                                       ----------------------
                                                 Number of Shares       Before        After
              Name of Beneficial Owner          Beneficially Owned     Offering      Offering
              ------------------------          ------------------     --------      --------
Leslie Robins .................................     14,785,646(1)        16.5%        16.5%
Michael Pete ..................................      1,289,524(2)         1.6          1.6
John Cousins ..................................        850,000(3)         1.0          1.0
Harold Herman .................................        975,000(4)         1.2          1.2
Richard Josephberg ............................           --  (5)         --           --
Samir A. Halim(6) .............................      6,517,722            8.0          8.0
John C. Tausche(6) ............................      6,517,722            8.0          8.0
Abraham Grin ..................................      7,211,542(7)         8.9          8.9
All directors and executive officers as a group
(5 persons) ...................................     17,900,170(8)        19.6%        19.6%

----------
(1) Includes beneficial ownership of 107,751 shares of common stock held by Mr. Robins' wife, Marcia Robins, 2,050,000 shares of common stock issuable upon exercise of options that are currently exercisable and 5,950,000 shares of common stock issuable upon exercise of warrants that are currently exercisable.


(2) Includes 575,000 shares of common stock issuable upon exercise of options that are currently exercisable and 500,000 shares of common stock issuable upon exercise of a warrant that is currently exercisable.

(3) Includes 600,000 shares of common stock issuable upon exercise of options that are currently exercisable and 100,000 shares of common stock issuable upon exercise of a warrant that is currently exercisable.

(4) Includes 225,000 shares of common stock issuable upon exercise of an option that is currently exercisable and 600,000 shares of common stock issuable upon exercise of a warrant that is currently exercisable.

(5) Mr. Josephberg was entitled to receive, and upon his request, J.G. Capital, Inc. received 75,000 shares of common stock in April 2000 and a warrant to purchase 125,000 shares of common stock at an exercise price of $0.37 per share in August 2000. Mr. Josephberg is a partner with a 1% ownership interest in J.G. Partners LP, which owns a 100% interest in J.G. Capital, Inc. Mr. Josephberg disclaims beneficial ownership of those securities issued to J.G. Capital, Inc.


(6) Represents 6,517,722 shares of common stock issuable upon conversion of 7 1/2% convertible notes that are currently convertible, and 45,200 shares of common stock issuable upon exercise of a warrant that is currently exercisable which were issued to Triton Private Equities Fund, L.P., a limited partnership of which Triton Capital Management, L.L.C. is the general partner, which is beneficially owned by Samir A. Halim and John C. Tausche.

(7) Represents the following numbers of shares of common stock issuable upon conversion of 8% convertible notes that are currently convertible, which were issued to the following security holders: 2,163,463 shares held by Keshet Fund L.P., a limited partnership of which Keshet Management, Inc. is the general partner that is beneficially owned by Mr. Grin; 2,524,040 shares held by Keshet L.P., a limited partnership of which Keshet Management, Inc. is the general partner that is beneficially owned by Mr. Grin; 1,442,308 shares held by Nesher Ltd., a corporation owned by Mr. Grin; and 1,071,731 shares held by Talbiya B. Investments Ltd., a corporation owned by Mr. Grin.

(8) Includes 3,450,000 shares of common stock issuable upon exercise of options that are currently exercisable and 7,150,000 shares of common stock issuable upon exercise of warrants that are currently exercisable.


                          DESCRIPTION OF CAPITAL STOCK

     Upon the closing of this offering, we will be authorized to issue 150,000,000 shares of common stock, $.001 par value per share. The following description of our capital stock does not purport to be complete and is governed by and qualified by our articles of incorporation and bylaws, which are included as exhibits to the Registration Statement of which this prospectus forms a part, and by the provisions of applicable Nevada law.

Common Stock


     As of June 15, 2001, assuming the conversion of all outstanding convertible notes and warrants (excluding warrants granted to our directors and officers and J.G. Capital, Inc. to purchase 7,275,000 shares of common stock), there were 81,464,641 shares of common stock outstanding, which were held of record by approximately 13,100 stockholders. In addition, as of June 15, 2001, there were 7,275,000 shares underlying outstanding warrants granted to our directors and officers and J.G. Capital, Inc. and 3,825,000 shares of common stock underlying outstanding employee stock options. Upon completion of this offering, there will be 81,464,641 shares of common stock outstanding, assuming no exercise of outstanding warrants granted to our directors and officers and employee stock options.


     The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up of Advanced Optics, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.


     The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that is not traded on a national securities exchange or the NASDAQ Stock Market and that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. A security of an issuer, generally, that has net tangible assets in excess of $2 million or $5 million, respectively, depending upon whether the issuer has been continuously operating for less or more than three years, or "average revenue" of at least $6 million for the last three years, would also be excluded from the definition of "penny stock." As long as we do not meet these financial requirements and our common stock is trading at less than $5.00 per share on the OTC Bulletin Board, our common stock is governed by rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase, resulting in restrictions on the marketability of our common stock. Additionally, the Securities and Exchange Commission's penny stock rules include various disclosure requirements that may restrict the ability of broker-dealers to sell our common stock and may affect the ability of our common stockholders to sell their shares in the secondary market.


Convertible Notes


     There are 8% convertible notes in the aggregate amount of $500,000, which may be converted into shares of our common stock, that were sold and issued to four investors who are selling stockholders. The notes are convertible into shares of our common stock at a conversion price equal to the lesser of 75% of the average of the three lowest closing bid prices of our common stock as reported on the OTC Bulletin Board for the thirty trading days immediately preceding the issue date of the notes, which is $0.22375 per share, or 80% of the average of the three lowest closing bid prices of our common stock as reported on the OTC Bulletin Board for the ninety trading days immediately preceding the conversion date, which is $0.06933 per share assuming the conversion date is June 21, 2001. The issuance of the notes and the sale of the shares of common stock by these four selling stockholders are pursuant to a convertible note purchase agreement dated as of September 15, 2000 that we entered into with such selling stockholders, which is included as an exhibit to the registration statement of which this prospectus forms a part. We agreed to register the shares of common stock underlying these convertible notes, but not the convertible notes under the Securities Act of 1933. We are required to pay the expenses of such registration and include in the registration statement the shares underlying the warrants, as described below, also issued to these selling stockholders. Certain terms and conditions of the convertible note purchase agreement regarding the sale and issuance of additional 8% convertible notes in the aggregate amount of $9.5 million to the four selling stockholders and the registration of the shares of our common stock underlying those additional convertible notes under the Securities Act of 1933 have been waived pursuant to an agreement dated as of April 12, 2001, which is also included as an exhibit to the registration statement of which this prospectus forms a part.

     There are 7 1/2% convertible notes in the aggregate amount of $740,667, which may be converted into shares of our common stock, that were sold and issued to two investors who are selling stockholders. Of this amount, we have received funds for a total of $710,000, and $30,667 represents accrued interest on previous private fundings that were rolled into the aggregate amount of the notes. The notes are convertible into shares of our common stock at a conversion price equal to the lesser of 110% of the closing bid price of our common stock as reported on the OTC Bulletin Board on March 8, 2000, which is $1.617 per share, or 77.5% of the average of the five lowest closing bid prices of our common stock as reported on the OTC Bulletin Board for the twenty trading days immediately preceding the conversion date, which is $0.07285 per share assuming the conversion date is June 21, 2001. The issuance of the notes and the sale of the shares of common stock by these two selling stockholders are pursuant to securities purchase agreements dated as of November 7, 2000 that we entered into with each such selling stockholder, which are included as exhibits to the registration statement of which this prospectus forms a part. We agreed to register the shares of common stock underlying these convertible notes, but not the convertible notes under the Securities Act of 1933. We are required to pay the expenses of such registration and include in the registration statement the shares underlying the warrants, as described below, also issued to these selling stockholders. The two selling stockholders have taken the position that due to the fact that we did not file this registration statement by a deadline specified in the securities purchase agreements, they are not obligated to comply with certain terms and conditions of these agreements regarding the purchase of additional convertible notes in the aggregate amount of $315,000.


Warrants


     As of June 15, 2001, there were outstanding warrants to purchase 571,000 shares of common stock that had been issued to the selling stockholders relating to the sale of the convertible notes and 7,275,000 warrants with exercise prices ranging from $.15 to $.41 per share to purchase shares of our common stock had been issued to our officers and directors and J.G. Capital, Inc.

     Pursuant to the sale and issuance of the convertible notes to the selling stockholders, we issued to the selling stockholders warrants to purchase 500,000 shares of our common stock at an exercise price of $.38 per share, warrants to purchase 55,000 shares of our common stock at an exercise price of $1.62 per share and warrants to purchase 16,000 shares at an exercise price of $.43 per share. The holders of the warrants are entitled to certain rights with respect to the registration of the shares of common stock upon exercise of the warrants, but we are not required to register these warrants under the Securities Act of 1933.


Anti-takeover Effects of Provisions of Nevada Law


     Certain provisions of Nevada law could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent if an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.


     We are governed by Sections 78.411 -- 78.444 of the Nevada Revised Statutes, which are anti-takeover laws. In general, Sections 78.411 -- 78.444 prohibit a publicly held Nevada corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless, with exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent and Registrar

     The transfer agent and registrar for the common stock is Oxford Transfer & Registrar.

                         SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of this offering, we will have outstanding 80,859,865 shares of common stock that will be freely tradable without restriction or further registration under the Securities Act of 1933, which assumes

     o the conversion of all of our issued convertible notes and warrants outstanding as of June 15, 2001 into an aggregate of 17,449,555 shares of common stock upon the completion of this offering;

     o the issuance of 17,449,555 shares of common stock offered by the selling stockholders; and

     o no exercise of outstanding warrants granted to our directors and officers and J.G. Capital, Inc. or stock options granted to our employees and directors.


Rule 144


     All of the 17,449,555 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933. Upon completion of this offering, we will have outstanding an additional 55,014,852 shares of common stock held by existing stockholders that were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act of 1933. In addition, holders of stock options could exercise such options and sell some or all of the shares issued upon exercise as described below. If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act of 1933, their sales of shares would be governed by the limitations and restrictions that are described below.


     In general, under Rule 144 as currently in effect, after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an "affiliate" (as the term "affiliate" is defined under the Securities Act of 1933), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:


     o 1% of the number of shares of common stock then outstanding, which will equal approximately 814,646 shares immediately after this offering; or

     o the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.


     Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares which are "restricted securities" which have been held for at least two years without regard to the limitations contained in Rule 144. None of the selling stockholders will be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Rule 144(k)

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering.

Resale of Shares Underlying Stock Options and Warrants


     As of June 15, 2001, there were a total of 3,825,000 shares of common stock reserved for issuance and subject to outstanding options under our 1999 Incentive Stock Option Plan, all of which have vested. An additional 4,175,000 shares of common stock are reserved for issuance under our 1999 Incentive Stock Option Plan. We may file a registration statement on Form S-8 under the Securities Act of 1933 covering the shares that have been reserved for issuance under our 1999 Incentive Stock Option Plan, permitting the resale of such shares in the public market.

     As of June 15, 2001, there were outstanding warrants to purchase 7,846,000 shares of common stock, including warrants issued to our officers and directors to purchase 7,150,000 shares of common stock.


                            THE SELLING STOCKHOLDERS


     The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. None of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates except as described below. The term "selling shareholders" also includes any transferees, pledges, donees, or other successors in interest to the selling shareholders named in the table below. Because the selling shareholders may offer all or some of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling shareholders after completion of this offering, we can give no estimate as to the amount of shares that will be held by the selling shareholders after completion of this offering. The 17,449,555 shares offered in this prospectus include the following:

     o 7,211,542 shares of common stock issued upon conversion of convertible notes in the aggregate amount of $500,000 sold and issued to Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments Ltd.;


     o 500,000 shares of common stock issued upon exercise of warrants at $0.38 per share which were issued to Alon Enterprises Ltd.;


     o 10,167,014 shares of common stock issued upon conversion of convertible notes in the aggregate amount of $740,667 sold and issued to RFL Asset Management, LLC and Triton Private Equities Fund, L.P.;


     o 55,000 shares of common stock issued upon exercise of warrants at $1.62 per share which were issued to RFL Asset Management, LLC and Triton Private Equities Fund, L.P.; and

     o 16,000 shares of common stock issued upon exercise of warrants at $0.43 per share which were issued to RFL Asset Management, LLC and Triton Private Equities Fund, L.P.


                                                                                     Number of        Percentage of
                                                                                       Shares        Class of Shares
                                             Number of Shares      Number of        Beneficially      Beneficially
                                              Beneficially        Shares Being        Owned on          Owned on
                                              Owned Prior to     Offered by the    Completion of      Completion of
       Name of Selling Stockholder            This Offering       Stockholder      this Offering      this Offering
       ---------------------------            -------------       -----------      -------------      -------------
Keshet Fund L.P. (1)
Ragnall House                                   2,163,463          2,163,463             0                 0%
18 Peel Road
Douglan, Isle of Man

Keshet L.P. (1)
Ragnall House                                   2,524,040          2,524,040             0                 0%
18 Peel Road
Douglan, Isle of Man

                                                                                     Number of        Percentage of
                                                                                       Shares        Class of Shares
                                             Number of Shares      Number of        Beneficially      Beneficially
                                              Beneficially        Shares Being        Owned on          Owned on
                                              Owned Prior to     Offered by the    Completion of      Completion of
       Name of Selling Stockholder            This Offering       Stockholder      this Offering      this Offering
       ---------------------------            -------------       -----------      -------------      -------------
Nesher Ltd. (2)
Ragnall House                                   1,442,308          1,442,308             0                 0%
18 Peel Road
Douglan, Isle of Man

Talbiya B. Investments Ltd. (2)
Ragnall House                                   1,081,731          1,081,731             0                 0%
18 Peel Road
Douglan, Isle of Man

Alon Enterprises Ltd. (3)
Ragnall House                                    500,000            500,000              0                 0%
18 Peel Road
Douglan, Isle of Man

Triton Private Equities Fund, L.P. (4)
225 North Market Street, Suite 220              6,517,722          6,2517,722            0                 0%
Wichita, Kansas 87202

RFL Asset Management, LLC (5)
c/o Levinson Capital Management, LLC            3,720,292          3,720,292             0                 0%
2 World Trade Center, Suite 1820
New York, New York 10048

----------
(1) Limited partnership of which Keshet Management, Inc. is the general partner, that is beneficially owned by Abraham Grin.

(2)  Corporation that is beneficially owned by Abraham Grin.

(3)  Corporation that is beneficially owned by Shmuel Elmaklas.


(4) Limited partnership of which Triton Capital Management, L.L.C. is the general partner. Triton Capital Management, L.L.C. is beneficially owned by Samir A. Halim and John C. Tausche.


(5)  Limited liability corporation that is beneficially owned by Sam Levinson.


     We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will, however, receive $285,799 if the warrants are exercised. We have agreed to bear expenses incurred, which are estimated to be $160,000, that relate to the registration of the shares being offered and sold by the selling stockholders, including the Securities and Exchange Commission registration fee and legal, accounting, printing and other expenses of this offering.


                              PLAN OF DISTRIBUTION

     The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Subject to the agreements by the selling stockholders described above, the selling stockholders may sell the shares from time to time at market prices prevailing on the

OTC Bulletin Board at the time of offer and sale, or at prices related to such prevailing market prices; or in negotiated transactions; or a combination of such methods of sale directly or through brokers.

     The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

     The selling stockholders and any broker-dealers who act in connection with the sale of their shares shall be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal shall be deemed to be underwriting discounts, concessions and commissions under the Securities Act of 1933. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as underwriters or otherwise.

     We have advised the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act of 1933. Under applicable rules and regulations under the Securities Exchange Act of 1934 any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling stockholders will be governed by the applicable provisions of the Securities and Exchange Act of 1934, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of the common stock.

     We have advised the selling stockholders that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and any of their affiliates. The selling stockholders have advised us that during the time the selling stockholders may be engaged in the attempt to sell shares registered under this prospectus, they will:

     o not engage in any stabilization activity in connection with any of the shares;

     o not bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act of 1934;

     o not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

     o effect all sales of shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 if the broker-dealers purchase shares as principal.

     In the absence of this registration statement, the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act of 1933 as described above.

     Under Section 16 of the Securities Exchange Act of 1934, executive officers, directors, and 10% or greater stockholders of Advanced Optics will be liable to us for any profit realized from any purchase and sale, or any sale and purchase, of common stock within a period of less than six months.

                                  LEGAL MATTERS

     The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart LLP, Los Angeles, California.

                                     EXPERTS


     Atkinson & Co., Ltd., independent auditors, audited our consolidated financial statements at December 31, 2000, and for the year ended December 31, 2000, as set forth in their report. Neff & Ricci LLP, independent auditors, audited our consolidated financial statements at December 31, 1998 and 1999, and for the years ended December 31, 1998 and 1999, as set forth in their reports. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on their respective reports given upon their authority as experts in accounting and auditing.


                         CHANGE IN INDEPENDENT AUDITORS

     In January 2001, we decided to replace Neff & Ricci LLP as our independent auditors with Atkinson & Co., Ltd. Our board of directors approved the decision to change independent auditors. We had no disagreements with Neff & Ricci LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures during our two most recent fiscal years prior to our change in independent auditors which, if not resolved to the satisfaction of Neff & Ricci LLP, would have caused them to make reference to the matter in their report.

                             ADDITIONAL INFORMATION

     We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is

     We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and web site of the Securities and Exchange Commission referred to above.

                        ADVANCED OPTICS ELECTRONICS INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                   Page

Report of Independent Certified Public Accountants, dated February 23, 2001 ...     F-2

Report of Independent Certified Public Accountants, dated February 18, 2000 ...     F-3

Report of Independent Certified Public Accountants, dated March 12, 1999 ......     F-4

Balance Sheet as of December 31, 2000 .........................................     F-5

Statements of Operations for the Years Ended December 31, 2000 and 1999
and the Period from May 22, 1996 (Inception) through December 31, 2000 ........     F-6

Statement of Changes in Stockholders' Equity for the Period from
May 22, 1996 (Inception) through December 31, 2000 ............................     F-7

Statements of Cash Flows for the Years Ended December 31, 2000 and 1999 and the
Period from May 22, 1996 (Inception) through December 31, 2000 ................     F-8

Notes to Financial Statements .................................................     F-10




   The accompanying notes are an integral part of these financial statements.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Advanced Optics Electronics, Inc.
(A Development Stage Company)


We have audited the accompanying balance sheet of Advanced Optics Electronics, Inc. (A Development Stage Company), as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended, and for the period from May 22, 1996 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Advanced Optics Electronics, Inc. as of December 31, 1999, and for the year ended December 31, 1999, and the 1998 and 1999 portions of the period from inception (May 22, 1996) through December 31, 1999, were audited by other auditors whose reports dated February 18, 2000 expressed unqualified opinions on those statements, before restatement. We also audited the adjustment described in Note 1 that was applied to restate the 1999 financial statements. In our opinion, such adjustment is appropriate and has been properly applied.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Optics Electronics, Inc. (A Development Stage Company) as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000, and for the 1996, 1997, and 2000 portions of the period from May 22, 1996 (inception) through December 31, 2000, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of recognizing revenue and costs on its long-term contract in 2000.




                                                            Atkinson & Co., Ltd.
Albuquerque, New Mexico
February 23, 2001


   The accompanying notes are an integral part of these financial statements.

NEFF & RICCI LLP

CERTIFIED PUBLIC ACCOUNTANTS
7001 PROSPECT PLACE NE
ALBUQUERQUE, NM  87110


                          Independent Auditors' Report


Board of Directors
Advanced Optics Electronics, Inc.


We have audited the balance sheet of Advanced Optics Electronics, Inc. (a development stage company) as of December 31, 1999, and the related statements of income, retained earnings, and cash flows for the years ended December 31, 1999 and 1998, and for the 1999 and 1998 portion of the period from May 22, 1996 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the 1996 and 1997 portion of the period from May 22, 1996 (inception) through December 31, 1999, were audited by other auditors whose report dated February 5, 1998, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1999 financial statements referred to above present fairly, in all material respects, the financial position of Advanced Optics Electronics, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, and for the 1999 and 1998 portion of the period from May 22, 1996 (inception) through December 31, 1999, in conformity with generally accepted accounting principles.

Albuquerque, New Mexico


/s/ Neff & Ricci LLP

February 18, 2000


   The accompanying notes are an integral part of these financial statements.

NEFF & RICCI LLP

CERTIFIED PUBLIC ACCOUNTANTS
7001 PROSPECT PLACE NE
ALBUQUERQUE, NM  87110

                          Independent Auditors' Report

Board of Directors
Advanced Optics Electronics, Inc.


We have audited the balance sheet of Advanced Optics Electronics, Inc. (a development stage company) as of December 31, 1998, and the related statements of income, retained earnings, and cash flows for the year then ended and for the 1998 portion of the period from May 22, 1996 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Advanced Optics Electronics, Inc. for the year ended December 31, 1997, and for the 1996 and 1997 portion of the period from May 22, 1996 (inception) through December 31, 1998, were audited by other auditors whose report dated February 5, 1998, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1998 financial statements referred to above present fairly, in all material respects, the financial position of Advanced Optics Electronics, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended and for the 1998 portion of the period from May 22, 1996 (inception) through December 31, 1998, in conformity with generally accepted accounting principles.


/s/ Neff & Ricci LLP

Albuquerque, New Mexico
March 12, 1999



   The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                December 31, 2000


                                     ASSETS
  CURRENT ASSETS
    Cash and cash equivalents                                               $   409,287
    Certificates of deposit                                                     107,426
    Costs in excess of billings on uncompleted contract                       1,145,489
                                                                            -----------

            Total current assets                                              1,662,202
                                                                            -----------

  PROPERTY AND EQUIPMENT, net                                                   259,175
                                                                            -----------

  OTHER ASSETS
    Intangible assets, net                                                      318,727
    Investment in Bio Moda, Inc.                                                207,335
    Other assets                                                                 74,042
    Note receivable from officer and shareholder                                 44,493
                                                                            -----------

            Total other assets                                                  644,597
                                                                            -----------

             Total assets                                                   $ 2,565,974
                                                                            ===========
               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                          $   198,186
  Accrued liabilities                                                            18,040
  Current portion of long-term obligations                                       49,799
  Allowance for loss on contract                                                565,000
                                                                            -----------

          Total current liabilities                                             831,025
                                                                            -----------

LONG-TERM PORTION OF LONG-TERM
  DEBT AND CAPITAL LEASE OBLIGATION                                              48,080

CONVERTIBLE DEBENTURES                                                        1,215,677

STOCKHOLDERS' EQUITY
  Capital stock - Preferred Series A, 7.5% cumulative, convertible into common stock at a rate determined by dividing the purchase price of the preferred shares by the conversion price of the common stock;
    $.001 par value;
    authorized 10,000,000 shares, no shares issued or outstanding                  --
  Common stock - Authorized 150,000,000 shares, $.001
    par value; 61,928,175 shares issued and 61,863,075
    shares outstanding                                                           61,928
  Additional paid-in capital                                                  8,139,907
  Deficit accumulated during the development stage                           (7,482,642)
  Treasury stock, at cost                                                       (54,574)
   Notes receivable from officer for exercise of stock options                 (193,427)
                                                                            -----------

          Total stockholders' equity                                            471,192
                                                                            -----------

          Total liabilities and stockholders' equity                        $ 2,565,974
                                                                            ===========


   The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                     Years ended December 31, 2000 and 1999
                  and the Period from May 22, 1996 (Inception)
                            through December 31, 2000


                                                                                       May 22, 1996
                                                                                        (Inception)
                                                                                         Through
                                                                         1999          December 31,
                                                       2000           (Restated)           2000
                                                   ------------      ------------      ------------
Revenues
  Contract revenue                                 $         --      $         --      $         --

Costs and expenses
  General and administrative                          2,340,179         1,952,600         4,912,914
  Research and development                              732,029           239,029         1,160,176
                                                   ------------      ------------      ------------

          Total costs and expenses                    3,072,208         2,191,629         6,073,090

Estimated loss on contract                             (384,183)         (157,876)         (565,000)
                                                   ------------      ------------      ------------

Operating loss                                       (3,456,391)       (2,349,505)       (6,638,090)
                                                   ------------      ------------      ------------

Other income (expenses)
  Interest income                                        18,614            10,865            30,330
  Gain (loss) on marketable
    equity securities                                     4,191           (26,684)          (29,368)
   Other investment gains                                59,784                --            59,784
  Loss on Bio Moda, Inc.                                     --          (108,086)         (176,510)
   Loss on disposal of assets                           (10,306)               --           (10,306)
  Interest expense                                     (459,027)         (189,374)         (655,462)
                                                   ------------      ------------      ------------

          Total other expenses                         (386,744)         (313,279)         (781,532)
                                                   ------------      ------------      ------------

          Net loss before cumulative effect of
            change in accounting principle           (3,843,135)       (2,662,784)       (7,419,622)
                                                   ------------      ------------      ------------

Cumulative effect of change in
  accounting principle                                       --           (63,020)          (63,020)
                                                   ------------      ------------      ------------


          Net loss                                 $ (3,843,135)     $ (2,725,804)     $ (7,482,642)
                                                   ============      ============      ============

Net loss per share before cumulative effect
  of change in accounting principle                $      (.066)     $      (.070)     $      (.269)

Cumulative effect of change in
  accounting principle                                       --             (.002)            (.002)
                                                   ------------      ------------      ------------


Net loss per share                                 $      (.066)     $      (.072)     $      (.271)
                                                   ============      ============      ============

Weighted average shares outstanding                  58,029,724        37,809,084        27,649,615
                                                   ============      ============      ============



   The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                  For the Period from May 22, 1996 (Inception)
                            through December 31, 2000


                                       Common Stock                Preferred Stock                   Treasury Stock
                                --------------------------    --------------------------      ---------------------------
                                                   Par                           Par
                                   Shares         Value          Shares         Value           Shares           Cost
                                -----------    -----------    -----------    -----------      -----------    -----------
Balance, May 22, 1996                    --    $        --             --            $--      $        --    $        --
Stock issued to incorporators       500,000            500             --             --               --             --
for cash
Stock issued for the net          4,500,000          4,500             --             --               --             --
assets of PLZ Tech, Inc.
Net loss                                 --             --             --             --               --             --
                                -----------    -----------    -----------    -----------      -----------    -----------
Balance, December 31, 1996        5,000,000          5,000             --             --               --             --
Stock issued in public            2,281,212          2,281             --             --               --             --
offering
Net loss                                 --             --             --             --               --             --
                                -----------    -----------    -----------    -----------      -----------    -----------
Balance, December 31, 1997        7,281,212          7,281             --             --               --             --
Stock issued for cash            10,979,275         10,979             --             --               --             --
Stock issued for services         2,751,000          2,751             --             --               --             --
Stock issued in exchange for        315,000            315             --             --               --             --
note receivable
Purchase and retirement of         (472,200)          (472)            --             --               --             --
treasury stock
Net loss                                 --             --             --             --               --             --
                                -----------    -----------    -----------    -----------      -----------    -----------
Balance, December 31, 1998       20,854,287         20,854             --             --               --             --
Stock issued for cash             8,681,624          8,682             --             --               --             --
Stock issued for services        17,094,313         17,094             --             --               --             --
Intrinsic value of beneficial
conversion feature of notes              --             --             --             --               --             --
payable
Fair value of warrants                   --             --             --             --               --             --
related to notes payable
Purchase and retirement of         (489,251)          (489)            --             --               --             --
treasury stock
Purchase of treasury stock               --             --             --             --         (229,000)       (41,760)
Sale of treasury stock                   --             --             --             --           85,000         11,130
Net loss                                 --             --             --             --               --             --
                                -----------    -----------    -----------    -----------      -----------    -----------
Balance, December 31, 1999       46,140,973         46,141             --             --         (144,000)       (30,630)
Stock issued for cash               782,000            782            710              1               --             --
Stock issued for services         3,955,202          3,955             --             --               --             --
Purchase of treasury stock               --             --             --             --          (63,500)       (46,486)
Sale of treasury stock                   --             --             --             --          142,400         22,542
Exercise of stock options for     1,850,000          1,850             --             --               --             --
notes receivable
Amortization of discount on              --             --             --             --               --             --
convertible preferred stock
Exercise of preferred stock       9,200,000          9,200             --             --               --             --
conversion feature
Issuance of convertible                  --             --             --             --               --             --
debentures
Exchange of preferred stock              --             --           (710)            (1)              --             --
for convertible debentures
                                         --             --             --             --               --             --
Net loss                                 --             --             --             --               --             --
                                -----------    -----------    -----------    -----------      -----------    -----------
Balance, December 31, 2000       61,928,175    $    61,928             --            $--          (65,000)   $   (54,574)
                                ===========    ===========    ===========    ===========      ===========    ===========

                                             Equity (Deficit)    Notes
                                 Additional    During the      Receivable        Total
                                  Paid-In      Development       From         Stockholder
                                  Capital        Stage          Officer         Equity
                                -----------    -----------    -----------    -----------
Balance, May 22, 1996           $        --    $        --    $        --    $        --
Stock issued to incorporators        24,500             --             --         25,000
for cash
Stock issued for the net            281,096             --             --        285,596
assets of PLZ Tech, Inc.
Net loss                                 --        (76,902)            --        (76,902)
                                -----------    -----------    -----------    -----------
Balance, December 31, 1996          305,596        (76,902)            --        233,694
Stock issued in public              362,720             --             --        365,001
offering
Net loss                                 --        (84,690)            --        (84,690)
                                -----------    -----------    -----------    -----------
Balance, December 31, 1997          668,316       (161,592)            --        514,005
Stock issued for cash             1,281,728             --             --      1,292,707
Stock issued for services           293,719             --             --        296,470
Stock issued in exchange for         28,685             --             --         29,000
note receivable
Purchase and retirement of          (39,913)            --             --        (40,385)
treasury stock
Net loss                                 --       (752,111)            --       (752,111)
                                -----------    -----------    -----------    -----------
Balance, December 31, 1998        2,232,535       (913,703)            --      1,339,686
Stock issued for cash               855,101             --             --        863,783
Stock issued for services         1,469,320             --             --      1,486,414
Intrinsic value of beneficial
conversion feature of notes         174,610             --             --        174,610
payable
Fair value of warrants              125,000             --             --        125,000
related to notes payable
Purchase and retirement of          (10,643)            --             --        (11,132)
treasury stock
Purchase of treasury stock               --             --             --        (41,760)
Sale of treasury stock               24,334             --             --         35,464
Net loss                                 --     (2,725,804)            --     (2,725,804)
                                -----------    -----------    -----------    -----------
Balance, December 31, 1999        4,870,257     (3,639,507)            --      1,246,261
Stock issued for cash             1,012,710             --             --      1,013,493
Stock issued for services         1,726,197             --             --      1,730,152
Purchase of treasury stock               --             --             --        (46,486)
Sale of treasury stock               54,771             --             --         77,313
Exercise of stock options for       220,150             --       (193,427)        28,573
notes receivable
Amortization of discount on         159,677             --             --        159,677
convertible preferred stock
Exercise of preferred stock         533,678             --             --        542,878
conversion feature
Issuance of convertible             263,830             --             --        263,830
debentures
Exchange of preferred stock        (641,780)            --             --       (641,780)
for convertible debentures
                                    (59,583)            --             --        (59,583)
Net loss                                 --     (3,843,135)            --     (3,843,135)
                                -----------    -----------    -----------    -----------
Balance, December 31, 2000      $ 8,139,907    $(7,482,642)   $  (193,427)   $   471,192
                                ===========    ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                     Years ended December 31, 2000 and 1999
                  and the Period from May 22, 1996 (Inception)
                            through December 31, 2000

                                                                                          May 22, 1996
                                                                                          (Inception)
                                                                                            Through
                                                                                          December 31,
                                                               2000           1999           2000
                                                            -----------    -----------    -----------
Cash flows from operating activities
  Net loss                                                  $(3,199,935)   $(2,725,804)   $(6,847,695)
  Adjustments to reconcile net loss to net cash
    provided by operating activities
      Provision for deferred tax asset                         (643,200)            --       (643,200)
      Intrinsic value of conversion features                    466,728             --        466,728
      Depreciation                                               80,572         87,755        275,098
      Amortization                                               26,747             --         26,747
      Write-off of organization costs                                --         63,020         63,020
      Amortization of discounts on
        convertible notes                                       159,677        135,532        295,209
      (Gain) loss on marketable securities                       (4,191)        26,684         29,368
      Loss on disposal of assets                                 10,306             --         10,306
      Loss on Bio Moda, Inc.                                         --        108,086        176,510
      Issuance of common stock for services                   1,730,152      1,486,414      3,513,036
      Issuance of notes for services                                 --         50,000         50,000
      Increase (decrease) in excess of costs and earnings
        over billings on uncompleted contract                  (112,327)      (310,345)      (672,872)
      Increase (decrease) in other receivables                       --        (22,477)       (79,874)
      Increase (decrease) in inventory                               --        (35,293)       (35,293)
      Increase (decrease) in allowance for loss
        on contract                                              20,837         71,545         92,382
      Increase (decrease) in accrued liabilities
        and accounts payable                                    135,846         44,967        224,479
      Other non-cash expenses                                    33,447             --         33,447
      Accrued interest                                           30,667             --         30,667
                                                            -----------    -----------    -----------

          Net cash provided by (used in)
            operating activities                             (1,264,674)    (1,019,916)    (2,991,937)
                                                            -----------    -----------    -----------

Cash flows from investing activities
  Purchase of equipment                                         (39,903)      (133,824)      (352,243)
  Investment in Bio Moda, Inc.                                       --        (25,000)      (383,845)
  Sale of marketable securities                                  40,665             --         40,665
  Purchase of marketable securities                                  --             --        (70,034)
  Increase in certificate of deposits                            (2,844)       (54,582)      (107,426)
  Purchase of other assets                                     (136,705)        (9,650)      (233,132)
  Redemption of (investment in) Wizard Technologies              65,000        (65,000)            --
                                                            -----------    -----------    -----------

          Net cash provided by (used in)
            investing activities                                (73,787)      (288,056)    (1,106,015)
                                                            -----------    -----------    -----------

   The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                      STATEMENTS OF CASH FLOWS - CONTINUED

                     Years ended December 31, 2000 and 1999
                  and the Period from May 22, 1996 (Inception)
                            through December 31, 2000

                                                                                        May 22, 1996
                                                                                        (Inception)
                                                                                         Through
                                                                                        December 31,
                                                              2000           1999          2000
                                                          -----------    -----------    -----------
Cash flows from financing activities
  Additions to notes payable                                   50,000        478,050        622,776
  Payments on notes payable and capital
    lease obligations                                         (50,532)       (30,658)      (172,108)
  Issuance of capital stock                                 1,013,493        863,783      3,559,984
  Collection of notes receivable from officer                  28,573             --         28,573
  Sale of treasury stock                                       77,313         35,464        112,777
  Purchase of treasury stock                                  (46,486)       (52,892)      (129,763)
  Proceeds from issuance of convertible preferred stock       485,000             --        485,000
                                                          -----------    -----------    -----------

          Net cash provided by financing activities         1,557,361      1,293,747      4,507,239
                                                          -----------    -----------    -----------

          NET INCREASE (DECREASE) IN CASH                     218,900        (14,225)       409,287

Cash and cash equivalents, beginning of period                190,387        204,612             --
                                                          -----------    -----------    -----------

Cash and cash equivalents, end of period                  $   409,287    $   190,387    $   409,287
                                                          ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2000


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     Description of Business

     Advanced Optics Electronics, Inc. (the Company) is a developmental stage technology company with its principal focus on the development and production of large-scale flat panel displays. The Company is currently continuing its research and development of this product. Upon substantial completion of the research and development of the large flat panel display, the Company plans to make the transition from a developmental stage company to selling and producing this product. The market for the large-scale flat panel displays will include advertising billboards, flat panel computer monitors, and cockpit displays. The Company plans to focus on producing and selling the large-scale flat panel displays for outdoor advertising billboards.

     The Company has obtained a contract to produce two outdoor advertising billboards using its flat panel display technology. This is the first commercial application of the Company's technology. The success of the Company will depend on its ability to commercialize its technology and complete this contract. As of December 31, 2000, completion of this contract was behind schedule.

     While management believes the contract will ultimately be completed, there can be no certainty that this will be accomplished because the technology has not yet been used in a commercial application. In addition, the Company may be required to obtain additional capital in order to fund the completion of the contract.

     Cash and Cash Equivalents

     Cash and cash equivalents include all cash balances and highly liquid instruments with original maturities of three months or less. The Company's cash deposits are maintained in local branches of national financial institutions and are insured by the Federal Deposit Insurance Corporation up to $100,000 at each institution. Cash balances may from time to time exceed these insurance limits, but management believes the Company is not exposed to any risk of loss from these deposits.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Revenue and Cost Recognition


     During 2000, the Company accounted for revenue and costs related to its long-term contract in process by the completed-contract method, whereas in all prior years, and during the period from May 22, 1996 (inception) to December 31, 1999, revenue and costs were determined by the percentage-of-completion method. The completed-contract method of accounting was adopted in 2000 due to the Company's uncertainty regarding contract cost estimates. The financial statements of all prior years, and of the period from May 22, 1996 (inception) to December 31, 1999, have been restated to apply the completed contract method retroactively. The effect of the accounting change had no effect on net loss or loss per share previously reported for 1999 or for the period from May 22, 1996 (inception) to December 31, 1999.

     Under the completed contract method of accounting, contract revenues and costs are recognized when the contract is completed, with estimated losses recognized when it becomes evident that contract costs will exceed contract revenues. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, overhead, equipment depreciation, and interest.

     The Company's contract to produce two outdoor advertising billboards totals $1.7 million, with $885,000 assigned to the first unit. An estimated loss of approximately $565,000 from production of the first unit has been recognized through December 31, 2000. The Company's estimated cost to complete as of December 31, 2000 is $122,255 which is expected to be funded with cash, billings on the contract and contributed capital.

     In accordance with the contract, the Company is entitled to bill the customer when certain milestones are met. Billings and collections through December 31, 2000 have totaled $89,873.

     Adjustments to the original estimates of total contract revenues and total contract costs are often required as work progresses under the contract, and as experience is gained, even though the scope of the work may not change. The nature of accounting for contracts is such that refinements of the estimating process for continuously changing conditions and new developments are a characteristic of the process. Accordingly, provisions for losses on contracts are made in the period in which they become evident. It is at least reasonably possible that the estimate of completion costs for this contract will be further revised in the near-term.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Investment


     As of December 31, 2000, the Company owned 16.4% of the outstanding common stock of Bio Moda, Inc., an unconsolidated investment accounted for using the cost method. Prior to December 31, 1999, the Company's ownership was sufficient for the investment to be accounted for using the equity method


     The carrying value of the investment as of December 31, 2000 is the original investment cost adjusted by the Company's proportionate interest in losses reported by the investee through December 31, 1999.

     Property, Plant and Equipment

     Property, plant and equipment are carried at cost. Repair and maintenance costs are charged against income as incurred. Asset additions, renewals and betterments are capitalized at cost and depreciated using the straight-line method over estimated useful lives ranging from 3 to 15 years.

     Other Assets


     Intangible assets are carried at historical cost, net of accumulated amortization. Patents are amortized on a straight-line basis over their estimated useful lives of 8 years. Goodwill is amortized over 10 years. Debt origination costs are amortized over 3 years.


     Certain assets previously classified as inventory are no longer used in the Company's on-going production processes, and are held for sale. Management estimates that the net realizable value of these items exceeds their carrying value as of December 31, 2000.

     Research and Development Costs

     Research and development costs are expensed as incurred.

     Income Taxes


     The Company accounts for income taxes using the liability method, under which, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Loss Per Share

     Loss per share is computed on the basis of the weighted average number of common shares outstanding during the period and did not include the effect of potential common stock as their inclusion would reduce loss per share. The numerator for the computation is the net loss and the denominator is the weighted average shares of common stock outstanding. Certain options and warrants outstanding were not included in the computation of loss per share because their inclusion would reduce loss per share.

     Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The principal areas requiring estimation are estimated loss on contract under the completed contract method and the valuation of common stock issued for services.


     Stock-Based Compensation

     The Company has elected to apply the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and to furnish the proforma disclosures required by Statement on Financial Accounting Standards No. 123, Accounting for Stock Based Compensation. See
     note 10.

     Reclassifications

     Certain reclassifications have been made to 1999 information to conform to the 2000 presentation.

     Comprehensive Income

     In 2000 and 1999, the Company had no changes in equity which constituted components of other comprehensive income.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 2.  NOTES RECEIVABLE

     Notes receivable at December 31, 2000, consist of the following:

             Due from officer                                  $        29,493
             Note receivable from former shareholder,
               interest at 8% and due on demand                         15,000
                                                               ---------------

                                                               $        44,493
                                                               ===============

     The Company also has notes receivable from an officer totaling $193,427 which bear interest at 10% per annum, and are due in 2003. These notes were received as consideration upon exercise of stock options.

NOTE 3.  INVESTMENTS

     As of December 31, 2000, the Company owned 879,707 or 16.4% of the 5,373,858 outstanding shares of Bio Moda, Inc. The Company's interest in Bio Moda has declined from 22% in 1998 to its present level, as Bio Moda has issued additional shares in the course of its financing activities. As of December 31, 2000, the Company had options to purchase an additional 187,000 shares at .485 cents per share.

     Bio Moda, Inc. is a development stage company involved primarily in the development of technology for the early detection of lung cancer. As a development stage company, Bio Moda, Inc. has not had any revenues and, as of December 31, 2000, was in the process of conducting clinical trials.

     There is currently no active market for the common stock of Bio Moda, Inc. The ultimate value of the Company's investment in Bio Moda, Inc. will depend on its ability to complete its research and either commercialize or sell its proprietary technology.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 3.  INVESTMENTS - CONTINUED

     The investment in Bio Moda, Inc. is accounted for using the cost method. A summary of the investment is as follows:

         Original cost                                          $       383,845
         Share of net loss                                             (134,010)
         Amortization of excess of cost
           over book value                                              (42,500)
                                                                ---------------

         Carrying value of investment in Bio Moda, Inc.         $       207,335
                                                                ===============

     In August 1999, the Company issued 200,000 shares of its common stock to Wizard Technologies, Inc. for $88,580. The Company then purchased a 10 percent ownership in Wizard for $65,000 with the proceeds. During the quarter ending March 31, 2000, the Company sold all of its shares of Wizard's common stock to Wizard for its original investment of $65,000.

NOTE 4.  LONG-TERM OBLIGATIONS

     As of December 31, 2000, the Company's long-term obligations were as follows:

         Notes payable to a financial institution, due in monthly payments aggregating $3,221 through October 2003, bearing interest at bank prime rate plus 1.5%, collateralized by operating equipment
           and a vehicle                                        $        80,276

         Capital lease obligation                                        17,603
                                                                ---------------

                                                                         97,879

         Less:  Current portion                                         (49,799)
                                                                ---------------

                                                                $        48,080
                                                                ===============

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 4.  LONG-TERM OBLIGATIONS - CONTINUED

     The Company is obligated under a long-term capital lease which requires monthly minimum lease payments of $2,810 through May 2001. As of December 31, 2000, the leased equipment has a net book value of $50,850.

     Future principle payments on long-term obligations for the years ending December 31, are as follows:

                  2001                           $         49,799
                  2002                                     31,496
                  2003                                     16,584
                                                 ----------------

                                                 $         97,879
                                                 ================

NOTE 5.  CONVERTIBLE DEBENTURES

     On June 3, 1999, the Company issued $500,000 in convertible notes which bear interest at an annual rate of 8 percent and mature (principal and interest) on May 31, 2001. Effective August 1, 1999, the notes were convertible into shares of common stock at a 25 percent discount to the closing bid price of a share of common stock at the time of conversion or the time of exercise. The notes were issued in exchange for $430,000 in cash, $50,000 in legal services and $20,000 in commissions. The commissions have been capitalized as debt origination costs and are being amortized over the life of the notes. The notes are unsecured.

     The intrinsic value of the conversion feature of the principal and accrued interest was estimated to be $174,610. This has been recorded as an increase in paid-in capital and a discount to the convertible notes payable, with related amortization being charged to interest expense. The discount is being amortized over a one-year period, which is management's estimate of time before any conversion will be exercised. The convertible notes also include detachable warrants for the purchase of 12,500,000 shares of common stock at the lower of 75 percent of the closing bid price of a share of common stock at the time of exercise or September 1, 1999. The warrants expire on June 3, 2002. Management estimates that approximately half the warrants will be exercised prior to expiration.

     Management estimated the fair market value of these warrants at $125,000 and recorded this amount as an increase in paid-in capital and a discount to the convertible notes payable. The discount is being amortized over the two-year life of the notes.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 5.  CONVERTIBLE DEBENTURES - CONTINUED

     A significant contingency required by the aforementioned convertible note and warrant agreements is the registration of the underlying shares with the Securities and Exchange Commission. The Company is to use its best efforts to register these shares and is in the process of preparing the registration statement.

     On June 12, 2000, the Company entered into an agreement that modified the convertible notes agreement entered into on June 3, 1999. The result of the modified agreement was the issuance of 9,200,000 shares of the Company's common stock upon conversion of the convertible notes plus accrued interest through June 12, 2000, which totaled $542,878. This transaction constituted a conversion of the outstanding convertible notes, and as such, $40,058 of unamortized intrinsic value of the conversion feature was charged to interest expense during the quarter. In addition, the modified agreement voided the related 12,500,000 detachable warrants, and, as a result, the unamortized discount of $72,917 on the estimated fair market value of $125,000 for the warrants was charged to interest expense during the quarter.

     On September 15, 2000, the Company entered into an agreement to issue a total of $10,000,000 in convertible notes which bear interest at an annual rate of 8 percent. The Company has authorized the initial sale of $2,000,000 of the convertible notes, and has entered into a structured facility with purchasers in which the purchasers shall be obligated to purchase the remaining $8,000,000 of convertible notes. The Company's right to require the Purchasers to purchase notes commences on the actual effective date of the registration of the Company's securities in an amount equal to the securities that would be convertible upon issuance of the notes. The related agreement provides for a limit on the amount of obligation notes that the Company may require the Purchasers to purchase in a given month.

     On September 15, 2000, the Company issued $500,000 of the initial $2,000,000 in convertible notes which bear interest at an annual rate of 8 percent and mature (principal and interest) on September 15, 2003. Effective as of the issuance date, the notes are convertible into shares of common stock at the lesser of a 25 percent discount to the average of the three lowest closing bid prices during the thirty trading days prior to the issue date of this note and a 20 percent discount to the average of the three lowest closing bid prices for the ninety trading days prior to the conversion date. The notes were issued in exchange for $430,000 in cash, $20,000 in legal services and $50,000 in commissions. The commissions have been capitalized as debt origination costs and are being amortized over the life of the notes. The notes are unsecured.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 5.  CONVERTIBLE DEBENTURES - CONTINUED


     The intrinsic value of the conversion feature of the principal and accrued interest was estimated to be $238,830. This has been recorded as an increase in paid-in capital and a charge to interest expense. The convertible notes also include detachable warrants for the purchase of 500,000 shares of common stock. Management has estimated the fair market value of these warrants at $25,000 and recorded this amount as an increase in paid-in capital and a discount to the convertible notes payable. The discount is being amortized over the three-year life of the notes.


     A significant contingency required by the aforementioned convertible notes is the registration of the underlying shares with the Securities and Exchange Commission. The Company is to use its best efforts to register these shares and the registration statement has been filed.


     On November 7, 2000, the Company entered into an agreement that modified the outstanding convertible preferred agreements entered into on March 8, 2000 and August 2, 2000. The new agreement resulted in the exchange of outstanding preferred stock plus additional consideration for the Company's
     7.5 percent convertible debentures due November 7, 2003. The total amount of the debentures is $740,667, including accrued interest of $30,667. The debentures are convertible into shares of common stock at the lesser of the stocks closing price on March 8, 2000 and 77.5 percent of the average of the five lowest closing bid prices for 20 days before November 2, 2000.


     The intrinsic value of the conversion feature of the principal and accrued interest was estimated to be $227,898. The convertible debentures also include detachable warrants for the purchase of 71,000 shares of common stock. Management has estimated the fair market value of these warrants at $3,550.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's carrying values and methodologies for estimating the fair values of its financial instruments are as follows:

          Cash, cash equivalents, and certificates of deposit, costs and estimated loss in excess of billings on uncompleted contract, and accounts payable. The carrying amounts reported in the accompanying balance sheet approximate fair values.

          Notes receivable. Management estimates that the carrying amounts are reasonable estimates of their fair values.

          Long-term obligations. Notes payable to bank have variable rates that reflect currently available terms for similar debt, and accordingly the carrying values are reasonable estimates of their fair values. Due to the short-term maturity of the capital lease, management estimates that the carrying value approximates its fair value.

          Convertible debentures. Management estimates the carrying values to approximate their fair values.

          Notes receivable from officer. Management estimates these notes to be fully collectible, and that the carrying values are reasonable estimates of their fair values.

     The carrying amounts and fair values of the Company's financial instruments as of December 31, 2000 are as follows:


                                                                    Estimated
                                                      Carrying         Fair
                                                      Amount           Value
                                                   ------------   --------------

            Cash and cash equivalents              $    409,287   $     409,287
            Certificates of deposit                     107,426         107,426
            Costs in excess of billings on
              uncompleted contract                    1,145,489       1,145,489
            Notes receivable                             44,493          44,493
            Accounts payable                            198,186         198,186
            Long-term obligations                        97,879          97,879
            Convertible debentures                    1,215,677       1,215,677
            Notes receivable from officer               193,427         193,427

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 7.  INCOME TAXES


     As of December 31, 2000, the Company had a net operating loss carryforwards of approximately $7,400,000 which expire in varying amounts between 2016 and 2020. Realization of this potential future tax benefit is dependent on generating sufficient taxable income prior to expiration of the loss carryforward. The deferred tax asset related to this potential future tax benefit has been offset by a valuation allowance in the same amount. The amount of the deferred tax asset ultimately realizable could be increased in the near term if estimates of future taxable income during the carryforward period are revised.


NOTE 8.  OPERATING LEASES

     The Company occupies administrative, engineering, and manufacturing facilities under operating leases which expire in February 2002. The leases call for aggregate minimum monthly lease payments of $4,225. Lease expense totaled $48,975 and $34,600 in 2000 and 1999, respectively, and $97,209 in the period from May 22, 1996 (inception) through December 31, 2000.

     Future minimum lease payments under the long-term operating lease are as follows:

                 2001                               $       50,700
                 2002                                        8,450
                                                    --------------

                                                    $       59,150
                                                    ==============

NOTE 9.  EQUITY TRANSACTIONS


     The Company was initially capitalized through the issuance of 500,000 shares for $25,000 in cash. In November 1996, the Company issued 4,500,000 shares in exchange for the outstanding shares of PLZ Tech, Inc. The transaction was accounted for as a purchase and net assets of $285,596, consisting primarily of patents and equipment, were recorded. In previous financial statements, the Company did not present unclaimed shares resulting from the merger with PLZ Tech, Inc. as outstanding shares. In the accompanying 1997 and prior financial statements the number of shares outstanding has been restated to include these shares.

     During 1997, the Company issued 2,281,212 shares of stock in a public offering for cash and services.


     During 1998, the Company repurchased 472,200 of its outstanding stock in exchange for $10,000 in notes receivable and $20,385 in cash in various transactions. This stock was subsequently retired.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 9.  EQUITY TRANSACTIONS - CONTINUED

     The Company also issued 9,274,811 shares of common stock in exchange for $1,292,707 in cash, net of sales commissions and other direct costs. Certain of these sales included price maintenance agreements resulting in the issuance of an additional 1,704,464 shares of stock in 1998.

     In 1998, the Company issued 2,751,000 shares of common stock in exchange for services from contractors, officers and others. These shares were valued at the estimated fair market value for similar issuances of stock and amounted to $296,470. The Company also issued 315,000 shares to an officer in exchange for a note receivable of $29,000. The note bears interest at the rate of 7 percent with interest due semiannually and the principal due July 2001.

     In 1999, the Company repurchased 489,251 shares of its outstanding stock for $11,132 in cash. These shares were retired. The Company also repurchased 229,000 shares for $41,760 and resold 85,000 of these shares for $35,464. The remaining 144,000 treasury shares have been recorded at cost.

     The Company also sold 8,681,624 shares for $863,782 in cash, and issued 17,094,313 shares for services from contractors, officers and others, which were valued at $1,486,414.

     During the quarter ending March 31, 2000, the Company sold 782,000 shares of its common stock for $368,495 in cash, and issued 1,791,733 shares of its common stock for services from contractors, officers and others, which were valued at $1,120,233. The value of the services is included in the costs and expenses on the Statements of Operations.

     Also during this quarter, the Company sold 25,000 shares of its treasury stock for $49,770 and repurchased 6,500 shares for $7,683. The repurchased shares have been recorded at cost.

     On March 14, 2000, the Company issued 550 shares of its Series A convertible preferred stock for $550,000. Related finders fees and attorney fees were $65,000, and were netted against the proceeds for a net increase in cash and equity of $485,000. Effective June 14, 2000, the shares were convertible into shares of common stock at the lesser of 110 percent of the closing bid price of a share of common stock on March 13, 2000 or 77.5 percent of the average of the five lowest closing bid prices for the common stock for the twenty trading days immediately preceding the conversion date.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 9.  EQUITY TRANSACTIONS - CONTINUED

     Management estimated the intrinsic value of the conversion feature to be $159,677. This has been recorded as an increase in paid-in capital and a discount to the convertible preferred stock, with related amortization being charged to retained earnings as constructive dividends. The discount is being amortized over a 90-day period, which is the period from the date of issuance to the point at which the preferred shares can be converted to common shares. The convertible preferred stock also includes detachable warrants for the purchase of 55,000 shares of common stock at a purchase price per share equal to 110 percent of the closing bid price for the common stock on the closing date (March 8, 2000). The warrants expire on March 8, 2005. The detachable warrants have not been valued in the accompanying financial statements, as management estimates their fair market value to be immaterial.

     During the quarter ended June 30, 2000, the Company issued 1,247,970 shares of its common stock for services from contractors, officers and others, which were valued at $385,429. The value of the services is included in the costs and expenses on the Statements of Operations. The Company also repurchased 44,000 shares of its outstanding common stock for $33,817 in cash. These shares remained in treasury at June 30, 2000, and have been recorded at cost.

     Also during this quarter, an officer of the Company exercised 1,000,000 stock options at a price of $0.12 per share. The Company issued a note receivable to the officer in the amount of $120,000 for the shares. Interest for the first quarter was prepaid.

     During the quarter ended September 30, 2000, the Company issued 300,000 shares of its common stock for services from contractors, officers and others, which were valued at $90,260. The value of the services is included in the costs and expenses on the Statements of Operations. The Company also sold 45,000 shares of its outstanding common stock for $27,543 in cash and repurchased 13,000 shares of its outstanding common stock for $4,986. These shares remained in treasury at September 30, 2000, and have been recorded at cost.

     An officer of the Company exercised 850,000 stock options at a price of $0.12 per share. The Company issued notes receivable to the officer in the amount of $102,000 for the shares.

     Also, during the quarter the Company issued 160 shares of preferred stock for $160,000 in cash.

     During the quarter ended December 31, 2000, the Company issued 615,500 shares of common stock for services from contractors, officers, and others, valued at $130,275.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 10.  STOCK PLANS

     On January 4, 1999, the Company established the Incentive Stock Option Plan. Pursuant to the Plan, up to 10,000,000 shares of the Company's common stock may be granted as options to key employees. The shares issued upon exercise of the options may be authorized and unissued shares or shares held by the Company in its treasury. The exercise date of the options is based on the related agreement as approved by the Board of Directors. The Incentive Stock Option Plan expires on January 4, 2009. Options awarded under the Plan have four-year terms and vest ratably over one to two year periods. As of December 31, 2000, there were 6,175,000 shares available under the Plan for future awards.

     The Company applies APB Opinion No. 25 in its accounting for the Plan, and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under Statement of Financial Accounting Standards No. 123, the Company's net loss and loss per share would have been increased to the proforma amounts indicated as follows:

                                           2000              1999               1998
                                       ------------      ------------       -----------
     Net loss, as reported             $(3,199,935)      $(2,725,804)        $(752,111)
     Proforma net loss                  (3,575,534)       (2,940,633)         (752,111)

     Loss per share, as reported            (0.055)           (0.072)           (0.055)
     Proforma loss per share                (0.061)           (0.078)           (0.055)

     The fair value of each option grant for the above proforma disclosure is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividends of $0 per year; expected volatility of 42.3 percent; risk-free interest rate of 6.0 percent; and expected lives of four years.

     During the year ended December 31, 2000, the Company granted 5,825,000 stock options to certain key employees, cancelled and replaced 2,775,000 options, and had 2,000,000 options exercised, resulting in total stock options granted and unexercised of 3,825,000 as of December 31, 2000. The shares issued upon exercise of the options may be authorized and unissued shares or shares held by the Company in its treasury. The exercise date of options granted is based upon the related agreement as approved by the Board of Directors.

                        Advanced Optics Electronics, Inc.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                                December 31, 2000


NOTE 10.  STOCK PLANS - CONTINUED

     The Company also issued Stock Purchase Warrants to key employees. The total number of "warrant shares" issued under these agreements was 3,425,000 shares, exercisable at any time until they expire on June 15, 2004. The price established for the shares ranges from $0.15 to $0.41 per share.

     A summary of the common stock option and warrant activity for employees, directors and officers is as follows:

                                                       Weighted
                                        Warrants       Average
                                          and         Exercise
                                        Options        Prices       Exercisable
                                      ------------    ---------     ------------

    Balance, December 31, 1997             153,954    $  0.58            153,954
    Balance, December 31, 1998             153,954       0.58            153,954

         Granted                         6,900,000       0.16
         Expired                          (153,954)      0.58
                                      ------------

    Balance, December 31, 1999           6,900,000       0.16          6,185,000
                                                                    ============

         Cancelled                      (2,775,000)      0.72
         Replacement                     2,775,000       0.34
         Granted                         6,200,000       0.72
         Exercised                      (2,000,000)      0.12
                                      ------------

    Balance, December 31, 2000          11,100,000       0.27          9,517,500
                                      ============                  ============

     The option price established for the shares upon exercise ranges from $0.12 to $0.34 per share, and expire through October 2004.

                                INSIDE BACK COVER

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 Indemnification of Directors And Officers

     Section 78.7502 of the Nevada Revised Statutes permits the Registrant to, and Article X of the Registrant's Articles of Incorporation provides that the Registrant may, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf relating to such action, suit or proceeding and any appeal therefrom.

Item 25 Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.


SEC registration fee ...........................................        $  1,000
Printing and engraving expenses ................................           5,000
Legal fees and expenses ........................................         100,000
Accounting fees and expenses ...................................          30,000
Transfer agent and registrar's fees and expenses ...............           5,000
Federal and state taxes ........................................              --
Fees and expenses (including legal fees) for
  qualifications under state securities laws ...................          15,000
Miscellaneous expenses .........................................           4,000
                                                                        --------

     Total .....................................................        $160,000
                                                                        ========


Item 26  Recent Sales of Unregistered Securities


     During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

I.   RFL/TRITON

(1)  March 8, 2000

     (a) Securities sold. Give the date of sale and title and amount of securities sold.

          (i)  Date: March 3, 2000.

          (ii) Title of securities: Series A Convertible Preferred Stock and warrants to purchase Common Stock.

         (iii) Amount: 550 shares of Series A Convertible Preferred Stock and warrants to purchase 55,000 shares of Common Stock.

     (b)  Underwriters and other purchasers:

          The purchasers were:

          RFL Asset Management, LLC
          Triton Private Equities Fund, L.P.

     (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

     The aggregate offering price was $550,000.

          The aggregate underwriting commission was $55,000 and $10,000 in legal fees.

     (d)  Exemption from registration claimed. This transaction was exempt under
          Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving any general solicitation. RFL Asset Management, LLC and Triton Private Equities Fund, L.P., are institutions not formed for the specific purpose of acquiring these securities and have total assets in excess of $5,000,000.

     (e) Terms of conversion and exercise. Each share of Series A Preferred Stock was convertible into shares of common stock of Advanced Optics calculated in accordance with the following formula:

          The number of shares issuable upon conversion of one share of Series A preferred stock shall be determined by dividing the purchase price of the preferred stock by the conversion price, where the conversion price equals the lesser of (x) one hundred ten percent (110%) of the closing bid price for the common stock on the trading day prior to the date of issuance of the Series A preferred stock being converted (the "Fixed Price"), or (y) seventy seven and one half percent (77.5%) of the average of the five (5) lowest closing bid prices for the common stock for the twenty (20) trading days immediately preceding the conversion date (the "Market Price"), provided, that if the shares issuable upon conversion are to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, the conversion price shall equal the lesser of (A) the Fixed Price, or (B) 50% of the Market Price.

     (f) Use of proceeds: The proceeds were used for general corporate purposes.

(2)  August 7, 2000

     (a) Securities sold. Give the date of sale and title and amount of securities sold.

          (i)  Date: August 7, 2000.

          (ii) Title of Securities: Series A Convertible Preferred Stock and warrants to purchase Common Stock.

         (iii) Amount: 160 shares of Series A Convertible Preferred Stock and warrants to purchase 16,000 shares of Common Stock.

     (b)  Underwriters and other purchasers:

          The purchasers were:

          RFL Asset Management, LLC
          Triton Private Equities Fund, L.P.

     (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

          The aggregate offering price was $160,000.

     (d) Exemption from registrations claimed. This transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving a general solicitation.

     (e) Terms of conversion and exercise. Each share of Series A Preferred Stock was convertible into shares of Common Stock of Advanced Optics calculated in accordance with the following formula:

          The number of shares issuable upon conversion of one share of Series A preferred sock shall be determined by dividing the purchase price by the conversion price, where the conversion price equals the lesser of
          (x) one hundred ten percent (110%) of the closing bid price for the common stock on the trading day prior to the date of issuance of the Series A preferred stock being converted (the "Fixed Price"), or (y) seventy seven and one half percent (77.5%) of the average of the five
          (5) lowest closing bid prices for the common stock for the twenty (20) trading days immediately preceding the conversion date (the "Market Price"), provided, that if the shares issuable upon conversion are to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, the conversion price shall equal the lesser of (A) the Fixed Price, or (B) 50% of the Market Price.

     (f) Use of proceeds: The proceeds were used for general corporate purposes.

(3)  November 7, 2000

     (a) Securities sold. Give the date of sale and title and amount of securities sold.

          (i)  Date: November 7, 2000.

          (ii) Title of the Securities: 7 1/2 % Convertible Debentures

         (iii) Amount: Two Debentures

     (b)  Underwriters and other purchasers:

          The purchasers were:

          RFL Asset Management, LLC
          Triton Private Equities Fund, L.P.

     (c) Consideration. State the aggregate offering proceeds and aggregate underwriting commissions:

          The aggregate face amount of the Debentures was $740,667, however the Debentures were not sold for cash, rather they were exchanged for the 710 shares of Series A Convertible Preferred Stock which were sold to these purchasers in the March 8, 2000 and August 7, 2000 transactions for an aggregate cash consideration of $710,000. No underwriting commissions were paid in connection with the exchange transaction.

     (d)  Exemption from registration claimed.

          This exchange transaction is exempt under Section 3(a)(9) of the 1993 Act as an exchange by the issuer with its existing security holders exclusively where no commission or other remuneration is paid for soliciting the exchange. In addition, the transaction is exempt under
          Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving any general solicitation.

     (e)  Terms of conversion and exercise.

          Each Debenture is convertible into Common Stock pursuant to the same conversion formula that was applicable under the Series A Convertible Preferred Stock for which the Debentures were exchanged. Based on the foregoing we estimate that the $740,667 of 7 1/2% Convertible Debentures are convertible into 8,688,818 shares of Common Stock.

     (f) Use of proceeds: The proceeds were used for general corporate purposes.

II.  HIRSCH/LIEBENTHAL/ROTHMAN/HEIMLICH/ZELIKOVITZ

     (a) Securities sold. Give the date of sale and title and amount of securities sold.

          (i)  Date: June 3, 1999.

          (ii) Title of securities: 8% Convertible Notes due June 3, 2001 and warrants to purchase 12,500,000 shares of Common Stock.

         (iii) Amount: $500,000 aggregate principal amount.

     (b)  Underwriters and other purchasers:

          The purchasers were:

          Y.L. Hirsch
          Sholem Liebenthal
          Avram Rothman
          Joshua Heimlich
          Zvi Y. Zelikovitz

     (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

          The aggregate offering price was $500,000.

          The placement agent received fees and reimbursement for $50,000 in legal fees and a $20,000 placement fee.

     (d)  Exemption from registration claimed. This transaction was exempt under
          Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving any general solicitation. The investors were all known to an executive officer of the Company and each have a net worth or annual income to qualify as accredited investors and in addition are experienced in financial and business matters.

     (e) Terms of conversion in exercise. The 8% Convertible Debentures were convertible into 9,200,000 shares of Common Stock, pursuant to a modification agreement of June 12, 2000 and the warrants issued with the 8% Debentures were cancelled as part of the modification agreement.

     (f) Use of proceeds: The proceeds were used for general corporate purposes.

III. KCM

     (a) Securities sold. Give the date of sale and title and amount of securities sold.

          (i)  Date: September 15, 2000.

          (ii) Title of securities: 8% Convertible Notes and warrants to purchase 500,000 shares of Common Stock.

         (iii) Amount: Four 8% Convertible Notes and warrants to purchase 500,000 shares of Common Stock.

     (b)  Underwriters and other purchasers:

          The purchasers were:

          Keshet Fund, L.P.
          Keshet L.P.
          Nesher Ltd.
          Talbiya B. Investments Ltd.

     (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

          The aggregate offering price was $500,000. The aggregate underwriting commission paid was $50,000, reimbursement of legal fees in the approximate amount of $30,000 and 10% of the aggregate gross proceeds upon exercise of the warrants to purchase 500,000 shares of Common Stock. The warrants were issued to the selling agent at the direction of the Purchasers and as such should be regarded as part of the underwriting commissions.

     (d)  Exemption from registration claimed. This transaction was exempt under
          Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, as a sale to accredited investors not involving any general solicitation. Keshet Fund L.P., Keshet L.P., Nesher Ltd., and Talbiya B. Investments Ltd. are institutional investors with total assets in excess of $5,000,000.

     (e) Terms of conversion in exercise. The $500,000 8% Convertible Notes are convertible into 5,681,818 shares of Common Stock. the warrants are exercisable for 500,000 shares of Common Stock.

     (f) Use of proceeds: The proceeds were used for general corporate purposes.

IV.  LIEBENTHAL, HIRSCH, ROTHMAN, HEIMLICH

     (a) Securities sold. Give the date of sale and title and amount of securities sold.

          (i)  Date: October 20, 1997 to May 7, 1999.

          (ii) Title of securities: Series A, B, C, D, E and G, 8% Convertible Debentures.

         (iii) Amount: Nine 8% Convertible Debentures.

     (b)  Underwriters and other purchasers:

          The purchasers were:

          Sholem Liebenthal
          Y.L. Hirsch
          Amram Rothman
          Joshua Heimlich

     (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

          The aggregate offering price was $1,535,604 and the aggregate underwriting commission to the selling agent including expenses, was $113,284.

     (d)  Exemption from registration claimed. This transaction was exempt under
          Section 4(2) of the Securities Act of 1933, as amended. The purchasers were previously known to an executive officer of the issuer, each had a net worth or income level to qualify as accredited investors, were experienced in financial and business matters, and no general solicitation was involved in the transaction.

     (e) Terms of conversion in exercise. The 8% Convertible Debentures, A, B, C, D, E & G were converted into 19,922,621 shares of Common Stock.

     (f) Use of proceeds: The proceeds were used for general corporate purposes.


V.   STOCK FOR SERVICES JUNE 1997 - MARCH 2001


     (a) Securities sold. Give the date of sale and title and amount of securities sold.


     From June 1997 to March 2001. Common Stock. 19,817,231 shares. See below.


     (b)  Underwriters and other purchasers: See below.


     (c) Consideration. State aggregate offering price and aggregate underwriting commissions: $4,158,124. See below (no underwriting commissions paid).


     (d)  Exemption From Registration Claimed. These sales were exempt under
          Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering. All the purchasers were well known to an executive officer of Advanced Optics, were experienced in business and finance and, as indicated below, were otherwise accredited investors. No general solicitation was involved. For more specific information, see below.

     (e)  Terms of Conversion. Not applicable.

     (f)  Use of Proceeds: General corporate purposes.

     The following table provides the information required as to these transactions:


Stock for Services June 1997 - March 2001


Common Stock Issued To:

1) Adam Frydman, is a son of Jack Frydman, who is a consultant to Advanced
Optics.

Mr. Jack Frydman requested that some of his shares be issued to his son. See
(24) below.

=====================================================================================================
     Date          Shares      Price/Share          Value of Services    Description of Services
=====================================================================================================
   4/8/1998           50,000           $0.23                   $8,050          Investment Consulting
-----------------------------------------------------------------------------------------------------
     Total            50,000                                   $8,050

2) Adele Williams is an administrative assistant with Advanced Optics.

Stock was issued as a bonus to employee in addition to employee's pay.

=============================================================================================================
     Date          Shares      Price/Share   Value of Services        Description of Services
=============================================================================================================
   5/25/1999          50,000           $0.13          $4,550               Employed by Advanced Optics
-------------------------------------------------------------------------------------------------------------
     Total            50,000                          $4,550

3) Alan Wishnefsky is an office equipment manufacturer and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Wishnefsky since January of 1998. He has a net worth in excess of $4 million and is an astute and experienced investor.

=====================================================================================================
     Date          Shares      Price/Share          Value of Services     Description of Services
=====================================================================================================
   11/9/1998         100,000           $0.06                   $4,200     Investment Consulting
-----------------------------------------------------------------------------------------------------
     Total           100,000                                   $4,200

4) Aline Brandt is a daughter of Harold Herman, who is a director of Advanced Optics.

Mr. Herman requested that some of his shares be issued to his daughter. See (19) below.

========================================================================================================
      Date          Shares        Price/Share         Value of Services  Description of Services
========================================================================================================
   10/25/1999           37,500            $0.28                  $2,625           Directorship
--------------------------------------------------------------------------------------------------------
     Total              37,500                                   $2,625

5) Ari Goldstein is a principal of Portfolio Investment Strategies, a company that has assisted Advanced Optics in its capital raising.

An executive officer of Advanced Optics has known Mr. Goldstein since August of 1997. He has a net worth in excess of $1 million. He has been in the investment business for 20 years and is very knowledgeable.

=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   8/16/1999           50,000            $0.25                    $8,750       Investment Placement
---------------------------------------------------------------------------------------------------------
     Total             50,000                                     $8,750

6) Ari Maa'Yan is the president of BioModa, a company in which Advanced Optics has a strategic investment.

An executive officer of Advanced Optics has known Mr. Maa'Yan since December 1997. Mr. Maa'Yan received shares as a stock bonus related to Advanced Optics' investment in BioModa.


==============================================================================================================
     Date           Shares       Price/Share    Value of Services                Description of Services
==============================================================================================================
   9/8/1999            32,000            $0.40              $8,960                      Biotech Consulting
--------------------------------------------------------------------------------------------------------------
     Total             32,000                               $8,960


7) Atlantic Advisory is a management company and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Frank Tuffers, the principal of the company, since July 1996. He is an individual with a net worth in excess of $2 million. He is very knowledgeable of the technologies and risks involved in Advanced Optics' business.

=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   2/11/2000           36,000            $0.78                   $19,656     Private Placement Advice
---------------------------------------------------------------------------------------------------------
     Total             36,000                                    $19,656

8) Brian Cox is a scientist and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Cox since June 1997. He has a net worth in excess of $5 million and is an experienced investor. He has an understanding of the technologies and risks associated with Advanced Optics.

=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   8/5/1997             2,500            $0.81                    $1,417      Scientific Consulting
   3/28/2000           75,000            $1.16                   $60,900      Scientific Consulting
---------------------------------------------------------------------------------------------------------
     Total             77,500                                    $62,317

9) Charterbridge Financial (formerly Compass Pointe)

An executive officer of Advanced Optics has known Bob Sullivan, the principal, since September 1999 while he was the principal of the predecessor Compass Pointe. See (11) below. He has an annual income that exceeds $200,000 for the past two years. The stock was issued as a bonus in addition to cash.


=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   3/6/2000           200,000            $0.91                   $45,400        Investor Relations
---------------------------------------------------------------------------------------------------------
     Total            200,000                                    $45,400


10) Christopher Lehman is an employee of Advanced Optics.

Stock was issued as a bonus to employee in addition to employee's pay.

==========================================================================================================================
     Date           Shares       Price/Share             Value of Services            Description of Services
==========================================================================================================================
   12/3/1999           50,000            $0.30                $10,500                     Employed by Advanced Optics
--------------------------------------------------------------------------------------------------------------------------
     Total             50,000                                 $10,500

11) Compass Pointe Group is a company that has provided investor relations services to Advanced Optics.

An executive officer of Advanced Optics has known Bob Sullivan, the principal, since September 1999. He has an annual income that exceeds $200,000 for the past two years. The stock was issued as a bonus in addition to cash for investor relations services.

=========================================================================================================
      Date           Shares        Price/Share         Value of Services  Description of Services
=========================================================================================================
   11/18/1999           200,000          $0.25                   $12,500        Investor Relations
---------------------------------------------------------------------------------------------------------
     Total              200,000                                  $12,500

12) Corporate Network Inc. is a financial advisory firm and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Jerome Wenger, the principal, since February 1997. He is an individual with an annual income in excess of $250,000 for the past two years and is an astute and experienced professional investor.


==========================================================================================================
      Date           Shares       Price/Share           Value of Services  Description of Services
==========================================================================================================
   9/29/1998           213,000            $0.13                   $19,383       Financial Marketing
   10/16/2000           50,000            $0.34                   $17,000       Financial Marketing
----------------------------------------------------------------------------------------------------------
     Total             263,000                                    $11,900

13) Corsair Mgmt is an investment company and a sophisticated, accredited investor.

Corsair Mgmt is a Canadian investment firm. An executive officer of Advanced Optics has known the principal, Arthur C. Devlin, since October 1997. He has an annual income that exceeds $300K for the past two years. He is a sophisticated, experienced professional investor.

============================================================================================================
      Date           Shares        Price/Share            Value of Services  Description of Services
================= ============== ================ ========================== ===============================
    9/3/1997             85,000            $0.63                    $37,485       Financial Consulting
   10/15/1997           195,000            $0.50                    $68,250       Financial Consulting
   10/22/1997           195,000            $0.69                    $94,185       Financial Consulting
   1/20/1998             19,000            $0.26                     $3,458       Financial Consulting
   2/11/1998             85,000            $0.22                    $13,090       Financial Consulting
   8/16/1999            136,000            $0.25                    $23,800       Financial Consulting
   2/11/2000             44,000            $0.78                    $24,024       Financial Consulting
------------------------------------------------------------------------------------------------------------
     Total              759,000                                    $264,292

14) David Brown is an attorney who has provided legal counsel to Advanced
Optics.

An executive officer of Advanced Optics has known Mr. Brown since 1967. He has a net worth in excess of $3 million. He is an attorney with 35 years of investment experience.

=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   8/5/1997             9,500            $0.81                    $5,386          Legal Counsel
---------------------------------------------------------------------------------------------------------
     Total              9,500                                     $5,386

15) David Flynn is an investment professional and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Flynn since March 1997. He is an individual with an annual income in excess of $400,000 for the past two years and is an astute and experienced professional investor.


============================================================================================================
      Date           Shares        Price/Share            Value of Services  Description of Services
============================================================================================================
   5/13/1999            475,000            $0.06                    $19,950         Capital Raising
   5/25/1999            475,000            $0.13                    $43,225         Capital Raising
   7/27/1999            500,000            $0.19                    $23,750         Capital Raising
   10/7/1999            143,833            $0.34                    $34,232         Capital Raising
   10/29/1999           350,000            $0.28                    $68,600         Capital Raising
    1/7/2000            250,000            $1.09                   $190,750         Capital Raising
    6/2/2000             60,000            $0.61                    $25,620         Capital Raising
   6/14/2000             50,000            $0.61                    $21,350         Capital Raising
   7/18/2000             60,000            $0.44                    $18,480         Capital Raising
   9/19/2000             70,000            $0.54                    $26,460         Capital Raising
   10/24/2000            70,000            $0.38                    $18,620         Capital Raising
   2/20/2001            180,000            $0.19                    $23,310         Capital Raising
   2/20/2001            100,000            $0.19                    $12,950         Capital Raising
------------------------------------------------------------------------------------------------------------
     Total            2,783,833                                    $527,297


16) Dr. Albert Goodman was a science advisor to Advanced Optics.

Stock was issued as a bonus to the advisor in addition to cash pay.

===============================================================================================================
     Date           Shares       Price/Share              Value of Services  Description of Services
   12/2/1997           12,500            $0.38                       $3,325        Scientific Consulting
   6/25/1998           25,000            $0.22                       $3,850        Scientific Consulting
---------------------------------------------------------------------------------------------------------------
     Total             37,500                                        $7,175

17) F. Glazier is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Glazer since March 1998. He is an individual with an annual income in excess of $400,000 for the past two years and is an astute and experienced professional investor.

=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   5/13/1998          125,000            $0.25                   $21,875         Market Research
   5/13/1998          125,000            $0.25                   $21,875         Market Research
   6/4/1998           100,000            $0.19                   $13,300         Market Research
   6/25/1998          100,000            $0.22                   $15,400         Market Research
   6/25/1998           50,000            $0.22                    $7,700         Market Research
   6/25/1998          100,000            $0.22                   $15,400         Market Research
   6/25/1998          100,000            $0.22                   $15,400         Market Research
---------------------------------------------------------------------------------------------------------
     Total            700,000                                   $110,950

18) Garth Gobeli is Chief Scientist with Advanced Optics.

The stock was issued as a bonus to employee in addition to employee's pay.

=================================================================================================================
     Date           Shares       Price/Share                  Value of Services  Description of Services
=================================================================================================================
   6/25/1998          250,000            $0.22                          $38,500       Scientific Consulting
   1/5/1999           125,000            $0.06                           $5,250       Scientific Consulting
   5/13/1999           75,000            $0.06                           $3,150       Scientific Consulting
   12/3/1999           50,000            $0.30                          $10,500       Scientific Consulting
   6/9/2000            40,000            $0.57                          $15,960       Scientific Consulting
-----------------------------------------------------------------------------------------------------------------
     Total            540,000                                           $73,360

19) Harold Herman is a director of Advanced Optics.

He is a member of the State Bar of New York and California and has a net worth in excess of $5 million. The stock was issued in addition to cash for director's duties.

=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   1/5/1999            75,000            $0.06                    $3,150           Directorship
   5/13/1999           50,000            $0.06                    $2,100           Directorship
---------------------------------------------------------------------------------------------------------
     Total            125,000                                     $5,250

20) Howard Stillman is an investment analyst and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Stillman since June 1997. He is an individual with an annual income in excess of $200,000 for the past two years and is an astute and experienced professional investor.

==========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
==========================================================================================================
   8/5/1997             5,000            $0.81                    $2,835        Corporate Valuation
----------------------------------------------------------------------------------------------------------
     Total              5,000            $0.81                    $2,835

21) Hudson Consulting Group is an investment professional and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Allen Wolfson, the principal, since May 1999. He has a net worth that exceeds $3 million.

=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   7/8/1999           500,000             $0.09                  $11,250         Market Research
   10/7/1999          166,667             $0.34                  $39,666         Market Research
   1/13/2000          166,667             $1.16                 $135,333         Market Research
   3/24/2000          166,666             $1.25                 $145,832         Market Research
---------------------------------------------------------------------------------------------------------
     Total          1,000,000                                   $332,083

22) International Buying Power is an investment professional and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Terry Ritchie, the principal, since May 1998. He has a net income that exceeds $300,000 for the past two years.

=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   9/29/1998          182,000            $0.13                   $16,562         Market Research
---------------------------------------------------------------------------------------------------------
     Total            182,000                                    $16,562

23) J. G. Capital, Inc. is an investment firm wholly owned by J.G. Partners LP, of which Richard A. Josephberg, a director of Advanced Optics, is a partner with a 1% ownership interest.

An executive officer of Advanced Optics has known Mr. Richard Josephberg, the principal, since July 1999. He has since become a director of Advanced Optics. He has a net worth that exceeds $5 million. He is a sophisticated professional investor.

=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   10/5/1999           37,500            $0.44                   $11,550             Director
   4/18/2000           75,000            $0.97                   $50,925             Director
---------------------------------------------------------------------------------------------------------
     Total            112,500                                    $62,475

24) Jack Frydman is an investment consultant and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Jack Frydman since October 1997. He has a net worth that exceeds $2 million. He is a sophisticated and experienced investor.

=========================================================================================================
           Date        Shares      Price/Share         Value of Services         Description of Services
=========================================================================================================
      12/8/1997        55,000            $0.35                   $13,475           Investment Consulting
       1/6/1998        50,000            $0.27                    $9,450           Investment Consulting
      1/20/1998        50,000            $0.26                    $9,100           Investment Consulting
      1/20/1998        50,000            $0.26                    $9,100           Investment Consulting
      2/11/1998        35,000            $0.22                    $5,390           Investment Consulting
      2/18/1998        50,000            $0.33                   $11,550           Investment Consulting
      2/26/1998        35,000            $0.33                    $8,085           Investment Consulting
       4/1/1998       100,000            $0.22                   $15,400           Investment Consulting
---------------------------------------------------------------------------------------------------------
          Total       425,000                                    $81,550

25) Janson Capital, Inc. is an investment consultant and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Tracy Bush, a principal, since September 1999. He has an annual income in excess of $400,000 for the past two years and is an astute and experienced investor.


=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   1/25/2000           70,000            $1.19                   $58,310      Investment Consulting
   2/8/2000            50,000            $0.78                   $27,300      Investment Consulting
   2/29/2000           80,000            $0.91                   $50,960      Investment Consulting
   4/4/2000            80,000            $1.01                   $56,560      Investment Consulting
   9/1/2000            70,000            $0.46                   $22,540      Investment Consulting
   10/2/2000           70,000            $0.42                   $20,580      Investment Consulting
---------------------------------------------------------------------------------------------------------
     Total            200,000                                   $236,250

26) Jerome Wenger is a host of a radio program for investors and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Wenger since February 1997. He is an individual with an annual income in excess of $250,000 for the past two years and is an astute and experienced professional investor.

=================================================================================================================
     Date           Shares       Price/Share        Value of Services           Description of Services
=================================================================================================================
   8/26/1997           50,000            $0.81                $28,350     Radio Exposure for Advanced Optics
   8/26/1997           50,000            $0.81                $28,350     Radio Exposure for Advanced Optics
   3/12/1999          275,000            $0.08                $15,400     Radio Exposure for Advanced Optics
-----------------------------------------------------------------------------------------------------------------
     Total            375,000                                 $72,100

27) Jia Yun Int'l is an international investment firm and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Charles Spooner, the principal, since August 1997. He is an individual with a net worth in excess of $2 million and is an astute and experienced professional investor.

=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   9/10/1998          625,000            $0.13                   $56,875          Market Support
---------------------------------------------------------------------------------------------------------
     Total            625,000                                    $56,875

28) John Cousins is Vice President of Finance for Advanced Optics.

Stock was issued as a bonus to employee in addition to officer's pay.

============================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
============================================================================================================
   7/8/1999           150,000            $0.09                    $3,375          Executive Officer
------------------------------------------------------------------------------------------------------------
     Total            150,000                                     $3,375

29) John W. Kearns is a private investor who makes contacts for marketing displays.

An executive officer of Advanced Optics has known Mr. Kearns since 1972. He has an annual income in excess of $400,000 for the past two years and is an astute and experienced investor.

=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   1/25/2000            9,000            $1.19                    $7,497       Marketing Consulting
   1/31/2000           48,500            $0.69                   $23,425       Marketing Consulting
   2/4/2000            28,000            $0.97                   $19,012       Marketing Consulting
---------------------------------------------------------------------------------------------------------
     Total             85,500                                    $49,934

30) Keith Cottrell is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Keith Cottrell since June 1997. He has an annual income in excess of $200,000 for the past two years and is an astute and experienced investor.

=========================================================================================================
           Date        Shares      Price/Share         Value of Services         Description of Services
=========================================================================================================
      8/18/1997        20,000            $0.69                    $9,660         Public Relations
      8/18/1997        20,000            $0.69                    $9,660         Public Relations
      8/18/1997        20,000            $0.69                    $9,660         Public Relations
      8/18/1997        50,000            $0.69                   $24,150         Public Relations
      8/18/1997        20,000            $0.69                    $9,660         Public Relations
      8/18/1997        20,000            $0.69                    $9,660         Public Relations
---------------------------------------------------------------------------------------------------------
          Total       150,000                                    $72,450

31) Leslie Robins is Executive Vice President and Chairman of the Board of Advanced Optics.

Stock was issued as a bonus to employee in addition to officer's pay.

=====================================================================================================================
     Date           Shares       Price/Share        Value of Services     Description of Services
=====================================================================================================================
   4/1/1998             5,000             $0.22                     $770         Executive Officer & Director
   11/9/1998          300,000             $0.06                  $12,600         Executive Officer & Director
   1/5/1999           440,000             $0.06                  $18,480         Executive Officer & Director
   3/12/1999          420,000             $0.08                  $23,520         Executive Officer & Director
   3/12/1999          700,000             $0.08                  $39,200         Executive Officer & Director
   5/25/1999          945,000             $0.13                  $85,995         Executive Officer & Director
   7/8/1999           490,000             $0.09                  $30,870         Executive Officer & Director
---------------------------------------------------------------------------------------------------------------------
     Total          3,300,000                                   $211,435

32) Lillian C. Fontan provides financial advisory services and is a sophisticated, accredited investor.

     An executive officer of Advanced Optics has known Ms. Fontan since October 1999. She has an annual income in excess of $200,000 for the past two years and is an astute and experienced investor.

==============================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
==============================================================================================================
   1/25/2000            3,000            $1.19                    $2,499       Capital Market Consulting
   1/31/2000            2,900            $0.69                    $1,400       Capital Market Consulting
--------------------------------------------------------------------------------------------------------------
     Total              5,900                                     $3,899

33) Medallion is a company that provides financial advisory services and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Stafford Kelly, the principal, since November 1997. He has an annual income in excess of $500,000 for the past two years and is an astute and experienced investor.

============================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
============================================================================================================
   2/18/1998           39,000            $0.22                    $6,006         Investor Relations
------------------------------------------------------------------------------------------------------------
     Total             39,000                                     $6,006

34) Melissa Allen is assistant controller of Advanced Optics.

Stock was issued as a bonus to employee in addition to employee's pay.

===================================================================================================================
      Date           Shares        Price/Share         Value of Services  Description of Services
===================================================================================================================
   12/31/1999            50,000            $0.30                 $10,500        Employed by Advanced Optics
-------------------------------------------------------------------------------------------------------------------
     Total               50,000                                  $10,500

35) Michael Harmon is an engineer with Advanced Optics.

Stock was issued as a bonus to employee in addition to employee's pay.

=================================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=================================================================================================================
   4/28/1999           75,000             $0.06                   $3,150       Employed by Advanced Optics
   5/10/2000           35,000             $0.87                  $21,315       Employed by Advanced Optics
   6/9/2000            40,000             $0.57                  $15,960       Employed by Advanced Optics
-----------------------------------------------------------------------------------------------------------------
     Total            150,000                                    $40,425

36) Michael Pete is President of Advanced Optics.

Stock was issued as a bonus to employee in addition to officer's pay.

================================================================================================================
     Date           Shares       Price/Share              Value of Services  Description of Services
================================================================================================================
   1/5/1999           100,000             $0.06                      $4,200      Executive Officer & Direct
   5/13/1999           75,000             $0.06                      $3,150      Executive Officer & Direct
----------------------------------------------------------------------------------------------------------------
     Total            175,000                                        $7,350

37) Morey Frydman, who is a son of Jack Frydman, is an investment consultant and a sophisticated, accredited investor.

Mr. Jack Frydman requested that some of his shares be issued to his son. See
(24) above.

===================================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
===================================================================================================================
   4/8/1998            50,000             $0.23                   $8,050        Capital Marketing Consulting
-------------------------------------------------------------------------------------------------------------------
     Total             50,000                                     $8,050

38) OTC Financial is a company that provides financial advisory services and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Jeffrey Eitan, the principal, since January 1997. He has an annual income in excess of $300,000 for the past two years and is an astute and experienced investor.

===================================================================================================================
     Date           Shares       Price/Share              Value of Services  Description of Services
===================================================================================================================
   12/2/1997           25,000             $0.38                      $6,650      Capital Marketing Consulting
-------------------------------------------------------------------------------------------------------------------
     Total             25,000                                        $6,650

39) Patrick Rost provides financial advisory services and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Patrick Rost since October 1998. He is an attorney and has an annual income in excess of $300,000 for the past two years and is an astute and experienced investor.

================================================================================================================
     Date          Shares      Price/Share           Value of Services  Description of Services
================================================================================================================
   1/27/1999         50,000             $0.10                   $3,500       Capital Marketing Consulting
----------------------------------------------------------------------------------------------------------------
     Total           50,000                                     $3,500

40) Peter Ticktin is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Peter Ticktin since October 1999. He is an attorney and has an annual income in excess of $300,000 for the past two years and is an astute and experienced investor.


=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   1/25/2000            3,000            $1.19                    $2,499         Market Research
---------------------------------------------------------------------------------------------------------
     Total              3,000                                     $2,499

41) Robert Amsel is a sophisticated, accredited investor.

An executive officer of the company has known Robert Amsel since September 1999. He is an attorney and has an annual income in excess of $400,000 for the past two years and is an astute and experienced investor.

============================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
============================================================================================================
   11/9/1999           15,000            $0.27                    $1,012           Market Research
   11/9/1999           15,000            $0.27                    $2,835           Market Research
   1/25/2000           49,000            $1.19                   $40,817           Market Research
   1/25/2000            8,000            $1.19                    $6,664           Market Research
------------------------------------------------------------------------------------------------------------
     Total             87,000                                    $51,328

42) Robert Granoff is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Robert Granoff since 1978. He is a wholesaler/retailer of home products and has an annual income in excess of $300,000 for the past two years and is an astute and experienced investor.

==========================================================================================================
       Date           Shares      Price/Share           Value of Services  Description of Services
==========================================================================================================
    10/12/1999          94,000            $0.31                   $20,825          Market Support
    1/25/2000           25,000            $1.19                   $20,398          Market Support
----------------------------------------------------------------------------------------------------------
      Total            119,000                                    $41,223

43) Roger Boggs was a senior scientist with Advanced Optics.

Stock was issued as a bonus to employee in addition to employee's pay.

================================================================================================================
     Date           Shares       Price/Share           Value of Services         Description of Services
================================================================================================================
   1/5/1999            50,000            $0.06                    $2,100         Research & Development
----------------------------------------------------------------------------------------------------------------
     Total             50,000                                     $2,100

44) Rose Maniquiz is a sophisticated, accredited investor

An executive officer of Advanced Optics has known Rose Maniquiz since July 1996. She is a property owner and has an annual income in excess of $200,000 for the past two years and is an astute and experienced investor.

============================================================================================================
      Date           Shares        Price/Share            Value of Services  Description of Services
============================================================================================================
    8/3/1999            203,705            $0.22                    $31,370         Market Research
   10/18/1999            94,000            $0.29                    $19,082         Market Research
------------------------------------------------------------------------------------------------------------
     Total              297,705                                     $50,452

45) Ruben Oliva is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Ruben Oliva since October 1999. Ruben has an annual income in excess of $200,000 for the past two years and is an astute and experienced investor.

==============================================================================================================
     Date           Shares       Price/Share              Value of Services  Description of Services
==============================================================================================================
   1/25/2000            3,000            $1.19                       $2,499          Market Research
   1/25/2000            6,000            $1.19                       $4,998          Market Research
--------------------------------------------------------------------------------------------------------------
     Total              9,000                                        $7,497

46) Shelly Herman is a daughter of Harold Herman, who is a director of Advanced Optics.

Mr. Herman requested that some of his shares be issued to his daughter. See (19) above.

============================================================================================================
      Date           Shares        Price/Share            Value of Services  Description of Services
============================================================================================================
   10/25/1999            37,500            $0.28                     $2,625           Directorship
------------------------------------------------------------------------------------------------------------
     Total               37,500                                      $2,625

47) Sonrae Corp. is a Canadian company of investment professionals and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Charles Spooner, the principal, since August 1997. He is an individual with a net worth in excess of $2 million and is an astute and experienced professional investor.

=====================================================================================================================
      Date           Shares        Price/Share            Value of Services  Description of Services
=====================================================================================================================
   10/15/1997           150,000            $0.50                    $52,500      Canadian Investment Consulting
   10/22/1997           150,000            $0.69                    $72,450      Canadian Investment Consulting
   2/11/1998             50,000            $0.22                     $7,700      Canadian Investment Consulting
   3/19/1998            100,000            $0.27                    $18,900      Canadian Investment Consulting
   3/25/1998            100,000            $0.29                    $20,300      Canadian Investment Consulting
    8/4/1998            100,000            $0.18                    $12,600      Canadian Investment Consulting
    8/4/1998            100,000            $0.18                    $12,600      Canadian Investment Consulting
---------------------------------------------------------------------------------------------------------------------
     Total              750,000                                    $197,050

48) Stephen Mills is a senior engineer with Advanced Optics.

Stock was issued as a bonus to employee in addition to employee's pay.


================================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
================================================================================================================
   1/5/1999            75,000            $0.06                    $3,150       Employed by Advanced Optics
   5/10/2000           35,000            $0.87                   $21,315       Employed by Advanced Optics
   6/9/2000            40,000            $0.57                   $15,960       Employed by Advanced Optics
   9/1/2000            40,000            $0.46                   $12,880       Employed by Advanced Optics
----------------------------------------------------------------------------------------------------------------
     Total            190,000                                    $53,305


49) The Equitable Group is a company that provides financial advisory services and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Barry Friedman, the principal, since October 1999. He is an individual with a net income in excess of $400,000 and is an astute and experienced professional investor.

==============================================================================================================
      Date           Shares        Price/Share            Value of Services  Description of Services
==============================================================================================================
   12/10/1999           100,000            $0.27                    $18,900         Investor Relations
   12/15/1999           100,000            $0.28                    $19,600         Investor Relations
   1/13/2000            100,000            $0.16                    $81,200         Investor Relations
--------------------------------------------------------------------------------------------------------------
     Total              300,000                                    $119,700

50) Tite Belt Productions is the producer of Advanced Optics' video and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known William Norris, the principal, since November 1996. He is an individual with a net income in excess of $225,000 and is an astute and experienced professional investor.


============================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
============================================================================================================
   1/6/1998            45,000            $0.27                    $8,505      Produced Corporate Video
   2/18/1998           38,000            $0.22                    $5,852      Produced Corporate Video
   1/27/1999           47,000            $0.10                    $3,290      Produced Corporate Video
   5/7/1999            98,000            $0.06                    $4,116      Produced Corporate Video
   8/12/1999          130,000            $0.26                   $23,660      Produced Corporate Video
   2/11/2000           18,000            $0.78                    $9,828      Produced Corporate Video
   3/22/2001           65,000            $0.13                    $5,915      Produced Corporate Video
------------------------------------------------------------------------------------------------------------
     Total            441,000                                    $61,166


51) Verrity Gershin is an administrative assistant with Advanced Optics.

Stock was issued as a bonus to employee in addition to employee's pay.

===================================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
===================================================================================================================
   1/15/1999           50,000            $0.06                    $2,100        Employed by Advanced Optics
-------------------------------------------------------------------------------------------------------------------
     Total             50,000                                     $2,100

52) Weston Partners is a company that has provided financial services to Advanced Optics.

An executive officer of Advanced Optics has known Eric Landis, the principal, since December 1998. He is an individual with income in excess of $400,000 and is an astute and experienced professional investor.

==============================================================================================================
       Date             Shares        Price/Share           Value of Services  Description of Services
==============================================================================================================
5/13/1999                  475,000             $0.06                  $19,950        Investor Relations
7/27/1999                  500,000             $0.19                  $66,500        Investor Relations
10/7/1999                  143,833             $0.34                  $34,232        Investor Relations
10/29/1999                 350,000             $0.28                  $68,600        Investor Relations
1/7/2000                   250,000             $1.09                 $190,750        Investor Relations
6/9/2000                    50,000             $0.57                  $19,950        Investor Relations
--------------------------------------------------------------------------------------------------------------
      Total              1,768,833                                   $399,982

53) Bio Moda, Inc. is biomedical technology company and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Ari Maa'Yan, the president of the company, since December 1997. He is an individual with a net worth in excess of $1 million and is an astute and experienced investor.

==============================================================================================================
     Date           Shares       Price/Share              Value of Services  Description of Services
==============================================================================================================
   1/25/2000          100,000            $1.19                      $83,300         Biotech Consulting
   4/26/2000           50,000            $0.90                      $31,500         Biotech Consulting
--------------------------------------------------------------------------------------------------------------
     Total            150,000                                      $114,800

54) Jo Doboeck is a principal of Trade-Wins, Inc., a company that has provided investor relations services to Advanced Optics.

An executive officer of Advanced Optics has known Mr. Doboeck since July 1998. He has a net worth in excess of $1 million and is an astute and experienced investor.

===================================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
===================================================================================================================
   4/17/2000           66,000            $0.98                   $45,276             Investor Relations
-------------------------------------------------------------------------------------------------------------------
     Total             66,000                                    $45,276

55) Trade-Wins, Inc. is a company that has provided investor relations services to Advanced Optics.

An executive officer of Advanced Optics has known Jo Doboeck, the principal, since July 1998. He has a net worth in excess of $1 million and is an astute and experienced investor.

===================================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
===================================================================================================================
   4/17/2000            9,000            $0.98                    $6,300             Investor Relations
-------------------------------------------------------------------------------------------------------------------
     Total              9,000                                     $6,300

56) Market Voice is a company that has provided investor consulting services to Advanced Optics.

An executive officer of Advanced Optics has known Barry Friedman, the principal, for more than two years. He has a net worth in excess of $1 million and is an astute and experienced investor.

===================================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
===================================================================================================================
   5/3/2000            50,000            $0.86                    $3,010            Investor Consulting
-------------------------------------------------------------------------------------------------------------------
     Total             50,000                                     $3,010

57) Internet Opportunities is a company that has provided investor relations services to Advanced Optics.

An executive officer of Advanced Optics has known the principal of the company for more than two years, who has a net worth in excess of $1 million and is an astute and experienced investor.

===================================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
===================================================================================================================
   5/15/2000          300,000            $0.72                  $151,200             Investor Relations
-------------------------------------------------------------------------------------------------------------------
     Total            300,000                                   $151,200

58) Irwin Friedman is an investment professional and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Friedman since 1972. He is an individual who has a net worth in excess of $1 million and is an astute and experienced professional investor.

===================================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
===================================================================================================================
   5/17/2000            7,960            $0.70                    $3,900           Investment Consulting
-------------------------------------------------------------------------------------------------------------------
     Total              7,960                                     $3,900

59) Tuck International Holdings is a company that has provided financial services to Advanced Optics.

An executive officer of Advanced Optics has known Eric Landis, the principal, since December 1998. He is an individual with income in excess of $400,000 and is an astute and experienced professional investor.

==============================================================================================================
       Date             Shares        Price/Share           Value of Services  Description of Services
==============================================================================================================
6/9/2000                    60,000             $0.57                  $23,940       Financial Consulting
7/18/2000                   60,000             $0.44                  $18,480       Financial Consulting
12/18/2000                 240,000             $0.28                  $47,040       Financial Consulting
--------------------------------------------------------------------------------------------------------------
      Total                360,000                                    $89,460

60) The Stock Advisor is a company that has provided financial services to Advanced Optics.

An executive officer of Advanced Optics has known the principal of the company for more than two years, who has a net worth in excess of $1 million and is an astute and experienced investor.

==============================================================================================================
       Date             Shares        Price/Share           Value of Services  Description of Services
==============================================================================================================
6/26/2000                  200,000             $0.47                  $65,520       Financial Consulting
--------------------------------------------------------------------------------------------------------------
      Total                200,000                                    $65,520

61) Market Voice is a company that has provided investor relations services to Advanced Optics.

An executive officer of Advanced Optics has known the principal of the company for more than two years, who has a net worth in excess of $1 million and is an astute and experienced investor.

==============================================================================================================
       Date             Shares        Price/Share           Value of Services  Description of Services
==============================================================================================================
11/12/2000                  50,000             $0.28                   $9,800        Investor Relations
--------------------------------------------------------------------------------------------------------------
      Total                 50,000                                     $9,800

62) Tribe Communications is a company that has provided investor relations services to Advanced Optics.

An executive officer of Advanced Optics has known Robert, Sullivan, the principal, for more than three years. He is an individual who has a net worth in excess of $1 million and is an astute and experienced investor.

==============================================================================================================
       Date             Shares        Price/Share           Value of Services  Description of Services
==============================================================================================================
11/21/2000                 135,500             $0.26                  $24,660        Investor Relations
--------------------------------------------------------------------------------------------------------------
      Total                135,500                                    $24,660

63) A.J. Remedios is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Remedios for more than two years. He is an individual who has a net worth in excess of $1 million and is an astute and experienced professional investor.

=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   1/10/2001          200,000            $0.23                   $32,220     Professional Consulting
   1/10/2001          200,000            $0.23                   $32,220     Professional Consulting
---------------------------------------------------------------------------------------------------------
     Total            400,000                                    $64,440

64) David Gaal is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Gaal for more than two years. He is an individual who has a net worth in excess of $1 million and is an astute and experienced professional investor.

=========================================================================================================
     Date           Shares       Price/Share           Value of Services  Description of Services
=========================================================================================================
   1/11/2001           50,000            $0.24                    $8,400     Professional Consulting
---------------------------------------------------------------------------------------------------------
     Total             50,000                                     $8,400

65) Public Idea Capital is a company that has provided market consulting services to Advanced Optics.

An executive officer of Advanced Optics has known Charles Spooner, the principal, since August 1997. He is an individual with a net worth in excess of $2 million and is an astute and experienced professional investor.

==========================================================================================================
       Date             Shares        Price/Share           Value of Services  Description of Services
==========================================================================================================
1/29/2001                   40,000             $0.23                   $6,300        Market Consulting
1/29/2001                   40,000             $0.23                   $6,300        Market Consulting
1/29/2001                  300,000             $0.23                  $47,250        Market Consulting
2/9/2001                   300,000             $0.21                  $43,050        Market Consulting
----------------------------------------------------------------------------------------------------------
      Total                680,000                                   $102,900


Total Shares and Total Value of Services
=========================================================================================================
                     Shares                      Value of Services
=========================================================================================================
     Total           19,817,231                               $4,158,124


VI.  AVALON, AZ, FRYDMAN, ROST, PROF. MODEL/1999

     (a) Securities sold. Give the date of sale, title and amount of securities sold.

          (i)  Date: February 18, 1999 to December 15, 1999.

          (ii) Title of securities: Common Stock.

         (iii) Amount: 3,498,000 shares.

     (b)  Underwriters and other purchasers: See below.

     (c) Consideration, state the aggregate offering price and aggregate underwriting commissions.

          The aggregate offering price was $563,606.

     (d) Exemption from registration claimed. The stock was sold to five accredited investors, as itemized below, known to an executive officer, with no general solicitation. The transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended.

     (e)  Use of proceeds: General corporate purposes.

          The following table provides more detailed information on this transition.

Common Stock Issued To:

1) Avalon Financial Services is an investment management firm and is a sophisticated, accredited investor.

Hunter Adams is the principal. An executive officer of Advanced Optics has known him since August 1999. He has a net worth in excess of $2 million and is an astute and experienced investor.


=========================================================================
      Date                  Shares                          Investment $
=========================================================================
10/5/1999                  220,000                               $61,217
10/7/1999                   33,000                               $ 9,182
10/12/1999                 220,000                               $49,436
11/15/1999                 200,000                               $36,000
11/15/1999                 200,000                               $36,000
11/15/1999                 200,000                               $38,880
-------------------------------------------------------------------------
           Total         1,073,000                              $230,716


2) AZ Professional Consultants is a brokerage firm and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Alan Wolf the principal since June 1999. He is an individual with a net worth in excess of $2 million and is an astute and experienced professional investor.


=========================================================================
      Date                  Shares                          Investment $
=========================================================================
8/5/1999                   500,000                               $43,750
8/30/1999                  125,000                               $26,812
8/30/1999                  125,000                               $26,812
8/30/1999                  125,000                               $26,812
8/30/1999                  125,000                               $26,812
-------------------------------------------------------------------------
           Total         1,000,000                              $151,000


3) Jack Frydman is an investment consultant and a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Mr. Jack Frydman since October 1997. He has a net worth that exceeds $2 million. He is a sophisticated and experienced investor.

=========================================================================
      Date                  Shares                          Investment $
=========================================================================
3/29/1999                  475,000                               $23,750
-------------------------------------------------------------------------
           Total           475,000                               $23,750

4) Patrick Rost provides financial advisory services and is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Patrick Rost since October 1998. He is an attorney and has an annual income in excess of $300K for the past two years and is an astute and experienced investor.

======================================================================
      Date                 Shares                        Investment $
======================================================================
2/18/1999                 250,000                             $20,000
----------------------------------------------------------------------
           Total          250,000                             $20,000

5) Professional Model Assoc Strategies is a sophisticated, accredited investor.

An executive officer of Advanced Optics has known Joseph Maenza, the principal since September 1999. He has an net worth in excess of $3 million and is an astute and experienced investor.

======================================================================
      Date                 Shares                        Investment $
======================================================================
12/1/1999                 200,000                            $ 44,000
12/8/1999                 200,000                            $ 37,440
12/15/1999                300,000                            $ 56,700
----------------------------------------------------------------------
           Total          700,000                            $138,140

Total Shares and Total Investment
========================================================================
                    Shares                Investment $
========================================================================
     Total           3,498,000                $563,606


VII. HERMAN, HI TEL, PORTFOLIO, PROF MOD

     (a) Securities sold. Give the date of sale, title and amount of securities sold.

          (i)  Date: January 3, 2000 to March 24, 2000.

          (ii) Title of securities: Common Stock.

         (iii) Amount: 782,000 shares.

     (b)  Underwriters and other purchasers:

          The purchasers were:

          Harold Herman
          Hi Tel Group, Inc.
          Portfolio Investment Strategies
          Professional Model Associates

     (c) Consideration. State the aggregate offering price and aggregate underwriting commissions: $368,495.

     (d) Exemption claimed. The purchasers, all of whom are accredited investors, were known to an executive officer for several years. No general solicitation was involved. The transaction was exempt under
          Section 4(2) of the Securities Act of 1933, as amended. See below for further detail.

     (e)  Use of proceeds: General corporate purposes.

          The following table provides additional information:

Common Stock Issued To:

Harold Herman is a director of Advanced Optics

An executive officer of Advanced Optics has known Mr. Herman since November 1999. He is a member of the State Bar of New York and California and has a net worth in excess of $5 million. Stock was issued in addition to cash for director's duties.

================================================================================
      Date                 Shares           Investment $        Comments
================================================================================
3/24/2000                 150,000                $13,500      exercised options
--------------------------------------------------------------------------------
           Total          150,000                $13,500

Hi Tel Group Inc is a brokerage firm and a sophisticated, accredited investor

An executive officer of Advanced Optics has known Mr. Titlebaun, the principal since September 1999. He has a net worth that exceeds $2 million.

======================================================================
      Date                 Shares                        Investment $
======================================================================
1/25/2000                 150,000                             $84,375
2/11/2000                 162,000                             $82,620
----------------------------------------------------------------------
           Total          312,000                            $166,995

Portfolio Investment Assoc. Strategies is a comany that has provided investment placement for Advanced Optics.

Ari Goldstein is the principal. An executive officer of Advanced Optics has known Mr. Goldstein since August of 1997. He has a net worth in excess of $1 million. He has been in the investment business for eight years and is very knowledgeable in investments.

===============================================================================
      Date                 Shares           Investment $       Comments
===============================================================================
2/2/2000                  100,000                $12,000     exercised options

-------------------------------------------------------------------------------
           Total          100,000                $12,000

Professional Model Strategies is a sophisticated, accredited investor.


An executive officer of Advanced Optics has known Joseph Maenza, the principal since September 1999. He has an net worth in excess of $3 million and is an astute and experienced investor.


======================================================================
      Date                 Shares                        Investment $
======================================================================
1/3/2000                  200,000                            $176,000
----------------------------------------------------------------------
           Total          220,000                            $176,000

Total Shares and Total Investment
============================================================================
                    Shares               Investment $
============================================================================
     Total             782,000              $ 368,495


VIII. SEVEN INVESTORS

     (a) Securities sold. Give the date of sale and title and amount of securities sold.

          (i)  Date: July 24, 1997 to August 26, 1997.

          (ii) Title of securities: Common Stock.

         (iii) Amount: 155,000 shares.

     (b)  Underwriters and other purchasers:

          The purchasers and other relevant information follows:



-------------------------------------- ---------------------------- --------------------------------------------------------
Name                                        Net Worth/Income             Sophistication/Prior Relationship with Issuer
-------------------------------------- ---------------------------- --------------------------------------------------------
Stourbridge, Inc.                      Mr. Steven Schnipper is an     An executive officer of Advanced  Optics has known Mr.
                                       individual with a net          Schnipper, a principal of Stourbridge, Inc., since May
                                       income in excess of            1997 and he is an astute and


                                       $200K.                         experienced  professional investor.

Alex & Maria Sonkin                    Mr. Sonkin is an               An executive officer of Advanced Optics has known Mr.
                                       individual with a  net         and Mrs. Sonkin since December 1996 and Mr. Sonkin is
                                       income in excess of $300K.     an astute and experienced investor.

Robert W. Lukas                        These are all  members of a    An executive officer of Advanced Optics has known the
Peter Spark ITF Anastasia Lukas &      large net worth family.        Lukas family and its various members for many years
Victoria Spark                                                        and they are astute and experienced investors.
Victoria Sparks ITF Kirk K Lukas
Anastasia L. Lukas
John P. Lukas
-------------------------------------- ---------------------------- --------------------------------------------------------

     (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

          The aggregate offering price was $48,000. No commissions were paid.

     (d)  Exemption from registration claimed. This transaction was exempt under
          Section 4(2) of the Securities Act of 1933, as amended. The investors were all accredited investors, experienced in financial and business matters, with a prior relationship to the issuer and no general solicitation was involved. Four of the seven investors are all part of the same, large net worth family.

     (e) Use of proceeds: The proceeds were used for general corporate purposes.

IX.  FIVE INVESTORS

     (a) Securities sold. Give the date of sale and title and amount of securities sold.

          (i)  Date: April 1, 1998 to November 19, 1998.

          (ii) Title of securities: Common Stock.

         (iii) Amount: 1,640,000 shares.

     (b)  Underwriters and other purchasers:

          The purchasers and their backgrounds follow:

----------------------------------- ----------------------------- ---------------------------------------------------------
Name                                      Net Worth/Income              Sophistication/Prior Relationship with Issuer
----------------------------------- ----------------------------- ---------------------------------------------------------
Alan Wishnefsky                     Mr. Wishnefsky has a net      An executive officer of Advanced Optics has known Mr.
                                    worth in excess of $4         Wishnefsky since January of 1998. He is an office
                                    million and is an astute      equipment manufacturer and a sophisticated, accredited
                                    and experienced investor.     investor.

F. Glazier                          Mr. Glazier is an             An executive officer of Advanced Optics has known Mr.
                                    individual with an annual     Glazier since March 1998 and he is a sophisticated,
                                    income in excess of $400K     accredited investor.
                                    for the past two years and
                                    is an astute and experienced
                                    professional


investor.

Leslie Robins                                                      Mr. Robins is Executive Vice President and Chairman of
                                                                   the Board of Advanced Optics.

Sonrae Corp.                        Mr. Spooner is an              An executive  officer of Advanced Optics has known
                                    individual with a net worth    Charles Spooner, the principal, since August 1997.
                                    in excess of $2 million  and   Sonrae Corp. are Canadian investment professionals and
                                    is an astute and               sophisticated, accredited investors.
                                    experienced professional
                                    investor.

Mark Saltzman                       Mr. Saltzman is an             An executive officer of Advanced Optics has known Mr.
                                    individual with a net worth    Glazer since July 1997 and he is a sophisticated,
                                    in excess of $3 million  and   accredited investor.
                                    is an astute and
                                    experienced professional
                                    investor.
----------------------------------- ----------------------------- ---------------------------------------------------------

     (c) Consideration. State the aggregate offering price and aggregate underwriting commissions:

     The aggregate offering price was $127,500. No commissions were paid, one of the investors, an executive officer paid for his stock with a note in the amount of $29,000.

     (d)  Exemption from registration claimed. This transaction was exempt under
          Section 4(2) of the Securities Act of 1933, as amended. The investors were all accredited, including three members of one family and one executive officer of the issuer. No general solicitation was involved. The investors were also experienced in business and finance.

     (e) Use of proceeds. The proceeds were used for general corporate purposes.

Item 27   Exhibits and Financial Statement Schedules

          (A) Exhibits


3.1 Articles of Incorporation of the Registrant filed May 22, 1996 (incorporated by reference to the Registrant's Registration Statement on Form 10-SB (No. 1000-24511) filed with the Securities and Exchange Commission on June 23, 1998).

3.1(a) Certificate of Amendment of Articles of Incorporation of the Registrant filed December 6, 1998 (incorporated by reference to exhibit 3.1(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

3.1(b)    Deleted.

3.1(c) Certificate of Amendment of Articles of incorporation of the Registrant filed June 22, 2000 (incorporated by reference to exhibit 3.1(c) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

3.2 Bylaws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form 10-SB (No. 1000-24511) filed with the Securities and Exchange Commission on June 23, 1998).

4.1 Specimen Common Stock Certificate (incorporated by reference to exhibit 4.1 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

4.2 Convertible Note Purchase Agreement dated September 15, 2000 by and among Registrant, Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments Ltd. with exhibits attached thereto (incorporated by reference to exhibit 4.2 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

4.2(a) Waiver dated April 12, 2001 by and among Registrant, Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments Ltd. with exhibits attached thereto incorporated by reference to exhibit 4.2(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

4.3 Securities Purchase Agreement dated November 7, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto (incorporated by reference to exhibit 4.3 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

4.4 Securities Purchase Agreement dated November 7, 2000 by and between Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto (incorporated by reference to exhibit 4.4 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

5.1*      Opinion of Kirkpatrick & Lockhart LLP.

10.1 1999 Incentive Stock Option Plan (incorporated by reference to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission on March 21, 2000).

10.2 Securities Purchase Agreement dated June 3, 1999 by and among Registrant and investors listed on Schedule I attached thereto (incorporated by reference to exhibit 10.2 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.2(a) Modification and Settlement Agreement dated June 12, 2000 by and among Registrant and investors listed on Schedule I attached thereto (incorporated by reference to exhibit 10.2(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.3 Securities Purchase Agreement dated March 8, 2000 by and between Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto (incorporated by reference to exhibit 10.3 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.4 Securities Purchase Agreement dated March 8, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto (incorporated by reference to exhibit 10.4 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.5 Supplemental Agreement dated August 7, 2000 by and between Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto (incorporated by reference to exhibit 10.5 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.6 Supplemental Agreement dated August 7, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto (incorporated by reference to exhibit 10.6 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.7 Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Leslie Robins (incorporated by reference to exhibit 10.7 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.7(a) Warrant to Purchase Shares of Common Stock dated August 9, 2000 by and between Registrant and Leslie Robins (incorporated by reference to exhibit 10.7(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.7(b) Warrant to Purchase Shares of Common Stock dated October 17, 2000 by and between Registrant and Leslie Robins (incorporated by reference to exhibit 10.7(b) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.8 Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Michael Pete (incorporated by reference to exhibit 10.8 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.9 Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Harold Herman (incorporated by reference to exhibit 10.9 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.9(a) Warrant to Purchase Shares of Common Stock dated August 23, 2000 by and between Registrant and Harold Herman (incorporated by reference to exhibit 10.9(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.10 Warrant to Purchase Shares of Common Stock dated August 9, 2000 by and between Registrant and J.G. Capital, Inc (incorporated by reference to exhibit 10.10 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.10(a) Warrant to Purchase Shares of Common Stock dated October 17, 2000 by and between Registrant and John Cousins (incorporated by reference to exhibit 10.10(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.11 Promissory Note dated June 21, 2000 held by Leslie Robins (incorporated by reference to exhibit 10.11 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.12 Promissory Note dated August 3, 2000 held by Leslie Robins (incorporated by reference to exhibit 10.12 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.13 Promissory Note dated September 7, 2000 held by Leslie Robins (incorporated by reference to exhibit 10.13 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.14 Lease Agreement dated May 27, 1998 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 4, Albuquerque, NM 87113 (incorporated by reference to the Registrant's Registration Statement on Form 10-SB (No. 1000-24511) filed with the Securities and Exchange Commission on June 23, 1998).

10.14(a) Renewal of Lease Agreement dated March 9, 2000 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 4, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.14(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.15 Lease Agreement dated December 22, 1998 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 5, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.15 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.15(a) Renewal of Lease Agreement dated March 9, 2000 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 5, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.15(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.16 Lease Agreement dated February 10, 2000 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 6, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.16 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.17 Employment Agreement dated June 28, 1999 by and between Registrant and John Cousins (incorporated by reference to exhibit 10.17 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.18 Stock Purchase Agreement dated December 31, 1997 by and between Registrant and Bio Moda, Inc (incorporated by reference to exhibit
          10.18 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.19 Stock-For-Stock Agreement dated November 6, 1996 by and between Registrant and shareholders of PLZTech, Inc. listed on Schedule I attached hereto (incorporated by reference to exhibit 10.19 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.20** Assignment of Invention and Patent Rights dated January 25, 2000 by and between Registrant and Garth W. Gobeli (incorporated by reference to exhibit 10.20 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.21** Assignment of Invention and Patent Rights dated December 15, 2000 by and between Registrant and Michael G. Harmon (incorporated by reference to exhibit 10.21 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.22** Purchase Agreement dated October 22, 1998 by and between Registrant and Wang (incorporated by reference to exhibit 10.22 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.23** Amended Purchase Agreement dated January 15, 2001 by and between Registrant and Wang (incorporated by reference to exhibit 10.23 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

21.1      Subsidiaries of the Registrant (incorporated by reference to exhibit
          21.1 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

23.1      Consent of Atkinson & Co., Ltd.


23.2      Consent of Neff & Ricci LLP.

23.3*     Consent of Kirkpatrick & Lockhart LLP (contained in exhibit 5.1).

24.1      Power of attorney (included on signature page of Registration
          Statement).

----------
*    To be filed by amendment.

** The Registrant has applied with the Secretary of the Securities and Exchange Commission for confidential treatment of certain information pursuant to Rule 406 under the Securities Act of 1933. The Registrant has filed separately with its application a copy of the exhibit including all confidential portions, which may be made available for public inspection, pending the Security and Exchange Commission's review of the application, in accordance with Rule 406.


     (B) Financial Statement Schedules

     All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 28 Undertakings

     The undersigned Registrant hereby undertakes to:

     (1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

     (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     The undersigned Registrant hereby undertakes with respect to the securities being offered and sold in this offering:

     (1) To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

          (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person relating to the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on the 21st day of June, 2001.



                                                ADVANCED OPTICS ELECTRONICS INC.

                                       By:       /S/ LESLIE S. ROBINS
                                                --------------------------------
                                                Leslie S. Robins
                                                Chairman of the Board


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Advanced Optics Electronics Inc., do hereby constitute and appoint Leslie S. Robins or Michael Pete our true and lawful attorneys and agents, to do any and all acts and things in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including any post-effective amendment) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


        SIGNATURE                      TITLE                          DATE
----------------------------  --------------------------------     -------------

   /S/ MICHAEL H. PETE        President and Director               June 21, 2001
----------------------------
     Michael H. Pete

  /S/ LESLIE S. ROBINS        Chairman of the Board, Executive     June 21, 2001
----------------------------  Vice President and Secretary
    Leslie S. Robins          (Principal Executive Officer)


   /S/ JOHN J. COUSINS        Vice President, Finance              June 21, 2001
----------------------------  and Treasurer
     John J. Cousins          (Principal Financial and
                              Accounting Officer)

  /S/ HAROLD C. HERMAN        Director                             June 21, 2001
----------------------------
    Harold C. Herman

/S/ RICHARD A. JOSEPHBERG     Director                             June 21, 2001
----------------------------
  Richard A. Josephberg

                                INDEX TO EXHIBITS

Exhibit
Number                       Description of Exhibit
------                       ----------------------

3.1 Articles of Incorporation of the Registrant filed May 22, 1996 (incorporated by reference to the Registrant's Registration Statement on Form 10-SB (No. 1000-24511) filed with the Securities and Exchange Commission on June 23, 1998).

3.1(a) Certificate of Amendment of Articles of Incorporation of the Registrant filed December 6, 1998 (incorporated by reference to exhibit 3.1(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

3.1(b)    Deleted.

3.1(c) Certificate of Amendment of Articles of incorporation of the Registrant filed June 22, 2000 (incorporated by reference to exhibit 3.1(c) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

3.2 Bylaws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form 10-SB (No. 1000-24511) filed with the Securities and Exchange Commission on June 23, 1998).

4.1 Specimen Common Stock Certificate (incorporated by reference to exhibit 4.1 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

4.2 Convertible Note Purchase Agreement dated September 15, 2000 by and among Registrant, Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments Ltd. with exhibits attached thereto (incorporated by reference to exhibit 4.2 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

4.2(a) Waiver dated April 12, 2001 by and among Registrant, Keshet Fund L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investments Ltd. with exhibits attached thereto incorporated by reference to exhibit 4.2(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

4.3 Securities Purchase Agreement dated November 7, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto (incorporated by reference to exhibit 4.3 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

4.4 Securities Purchase Agreement dated November 7, 2000 by and between Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto (incorporated by reference to exhibit 4.4 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

5.1*      Opinion of Kirkpatrick & Lockhart LLP.

10.1 1999 Incentive Stock Option Plan (incorporated by reference to the Registrant's Form 10-KSB filed with the Securities and Exchange Commission on March 21, 2000).

10.2 Securities Purchase Agreement dated June 3, 1999 by and among Registrant and investors listed on Schedule I attached thereto (incorporated by reference to exhibit 10.2 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.2(a) Modification and Settlement Agreement dated June 12, 2000 by and among Registrant and investors listed on Schedule I attached thereto (incorporated by reference to exhibit 10.2(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.3 Securities Purchase Agreement dated March 8, 2000 by and between Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto (incorporated by reference to exhibit 10.3 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.4 Securities Purchase Agreement dated March 8, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto (incorporated by reference to exhibit 10.4 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.5 Supplemental Agreement dated August 7, 2000 by and between Registrant and Triton Private Equities Fund, L.P. with exhibits attached thereto (incorporated by reference to exhibit 10.5 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.6 Supplemental Agreement dated August 7, 2000 by and between Registrant and RFL Asset Management, LLC with exhibits attached thereto (incorporated by reference to exhibit 10.6 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.7 Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Leslie Robins (incorporated by reference to exhibit 10.7 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.7(a) Warrant to Purchase Shares of Common Stock dated August 9, 2000 by and between Registrant and Leslie Robins (incorporated by reference to exhibit 10.7(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.7(b) Warrant to Purchase Shares of Common Stock dated October 17, 2000 by and between Registrant and Leslie Robins (incorporated by reference to exhibit 10.7(b) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.8 Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Michael Pete (incorporated by reference to exhibit 10.8 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.9 Warrant to Purchase Shares of Common Stock dated June 15, 1999 by and between Registrant and Harold Herman (incorporated by reference to exhibit 10.9 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.9(a) Warrant to Purchase Shares of Common Stock dated August 23, 2000 by and between Registrant and Harold Herman (incorporated by reference to exhibit 10.9(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.10 Warrant to Purchase Shares of Common Stock dated August 9, 2000 by and between Registrant and J.G. Capital, Inc (incorporated by reference to exhibit 10.10 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.10(a) Warrant to Purchase Shares of Common Stock dated October 17, 2000 by and between Registrant and John Cousins (incorporated by reference to exhibit 10.10(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.11 Promissory Note dated June 21, 2000 held by Leslie Robins (incorporated by reference to exhibit 10.11 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.12 Promissory Note dated August 3, 2000 held by Leslie Robins (incorporated by reference to exhibit 10.12 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.13 Promissory Note dated September 7, 2000 held by Leslie Robins (incorporated by reference to exhibit 10.13 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1,
          2000).

10.14 Lease Agreement dated May 27, 1998 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 4, Albuquerque, NM 87113 (incorporated by reference to the Registrant's Registration Statement on Form 10-SB (No. 1000-24511) filed with the Securities and Exchange Commission on June 23, 1998).

10.14(a) Renewal of Lease Agreement dated March 9, 2000 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 4, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.14(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.15 Lease Agreement dated December 22, 1998 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 5, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.15 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.15(a) Renewal of Lease Agreement dated March 9, 2000 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 5, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.15(a) of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.16 Lease Agreement dated February 10, 2000 by and between Registrant and JMP Company, Inc., regarding 8301 Washington NE, Suite 6, Albuquerque, NM 87113 (incorporated by reference to exhibit 10.16 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.17 Employment Agreement dated June 28, 1999 by and between Registrant and John Cousins (incorporated by reference to exhibit 10.17 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

10.18 Stock Purchase Agreement dated December 31, 1997 by and between Registrant and Bio Moda, Inc (incorporated by reference to exhibit
          10.18 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.19 Stock-For-Stock Agreement dated November 6, 1996 by and between Registrant and shareholders of PLZTech, Inc. listed on Schedule I attached hereto (incorporated by reference to exhibit 10.19 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.20** Assignment of Invention and Patent Rights dated January 25, 2000 by and between Registrant and Garth W. Gobeli (incorporated by reference to exhibit 10.20 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.21** Assignment of Invention and Patent Rights dated December 15, 2000 by and between Registrant and Michael G. Harmon (incorporated by reference to exhibit 10.21 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.22** Purchase Agreement dated October 22, 1998 by and between Registrant and Wang (incorporated by reference to exhibit 10.22 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

10.23** Amended Purchase Agreement dated January 15, 2001 by and between Registrant and Wang (incorporated by reference to exhibit 10.23 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on April 25, 2001).

21.1      Subsidiaries of the Registrant (incorporated by reference to exhibit
          21.1 of the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-51056), filed with the Securities and Exchange Commission on December 1, 2000).

23.1      Consent of Atkinson & Co., Ltd.

23.2      Consent of Neff & Ricci LLP.

23.3*     Consent of Kirkpatrick & Lockhart LLP (contained in exhibit 5.1).

24.1      Power of attorney (included on signature page of Registration
          Statement).

----------
*    To be filed by amendment.

** The Registrant has applied with the Secretary of the Securities and Exchange Commission for confidential treatment of certain information pursuant to Rule 406 under the Securities Act of 1933. The Registrant has filed separately with its application a copy of the exhibit including all confidential portions, which may be made available for public inspection, pending the Security and Exchange Commission's review of the application, in accordance with Rule 406.